SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12
RED LION HOTELS CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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Dear Shareholder:	April 23, 2009

You are cordially invited to attend the 2009 Annual Meeting of Shareholders of Red Lion Hotels Corporation at 9:00 a.m. on Thursday, May 21, 2009, at the Red Lion Hotel at the Park, Skyline Ballroom, West 303 North River Drive, Spokane, Washington 99201.

The accompanying Notice of 2009 Annual Meeting of Shareholders and Proxy Statement describe the matters to be presented at the meeting. In addition, management will speak on our developments of the past year and respond to comments and questions of general interest to shareholders.

It is important that your shares be represented and voted whether or not you plan to attend the annual meeting in person. You may vote by completing and mailing the enclosed proxy card or the form forwarded by your bank, broker or other holder of record. Voting by written proxy will ensure your shares are represented at the meeting.

Sincerely,

Donald K. Barbieri
Chairman of the Board

IMPORTANT

A Proxy Statement and proxy card are enclosed. All shareholders are urged to complete and mail the proxy card promptly. The enclosed envelope for return of the proxy card requires no postage. Any shareholder of record attending the meeting may personally vote on all matters that are considered, in which event the signed proxy will be revoked.

IT IS IMPORTANT THAT YOUR STOCK BE VOTED.

RED LION HOTELS CORPORATION

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 21, 2009

To the Shareholders of Red Lion Hotels Corporation:

The 2009 Annual Meeting of Shareholders of Red Lion Hotels Corporation will be held at 9:00 a.m. on Thursday, May 21, 2009, at the Red Lion Hotel at the Park, Skyline Ballroom, West 303 North River Drive, Spokane, Washington 99201 for the following purposes:

(1) To elect two directors to the Board of Directors for three-year terms expiring at the 2012 Annual Meeting of Shareholders and;

(2) To ratify the selection of BDO Seidman, LLP as our independent registered public accounting firm for 2009;

(3) To approve an amendment to the 2006 Stock Incentive Plan; and

(4) To transact such other business as may properly come before the meeting and any adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

The Board of Directors has fixed March 31, 2009 as the record date for the meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting.

PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE PROXY CARD OR THE INFORMATION PROVIDED BY YOUR BANK, BROKER OR OTHER HOLDER OF RECORD. EVEN IF YOU VOTE YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BANK, BROKER OR OTHER HOLDER OF RECORD AND YOU WISH TO VOTE IN PERSON AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THE BANK, BROKER OR OTHER HOLDER OF RECORD.

By Order of the Board of Directors

Thomas L. McKeirnan
Secretary
Spokane, Washington

April 23, 2009

The 2008 Annual Report of Red Lion Hotels Corporation accompanies this
Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
to Be Held on May 21, 2009:

The Notice of Meeting, Proxy Statement, Proxy Card and 2008 Annual Report are available at
http://investor.shareholder.com/rlhcorp/annuals.cfm.

RED LION HOTELS CORPORATION
201 West North River Drive, Suite 100
Spokane, Washington 99201

2009 PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Red Lion Hotels Corporation, a Washington corporation, for use at the 2009 Annual Meeting of Shareholders to be held at 9:00 a.m. local time on Thursday, May 21, 2009, and at any adjournments thereof. The meeting will be held at the Red Lion Hotel at the Park, Skyline Ballroom, West 303 North River Drive, Spokane, Washington 99201. The following are directions to the hotel from Interstate 90 East or West:

Take Exit 281 — Division Street Exit. Follow Division North approximately 1 mile. Cross the Spokane River and turn left at the light (North River Drive). Go 3 blocks. The hotel is located on the left side of the street.

Proxies are solicited to give all shareholders of record an opportunity to vote on matters properly presented at the meeting. This Proxy Statement and the accompanying proxy card are first being mailed on or about April 23, 2009 to all shareholders entitled to vote at the meeting.

Who Can Vote

You are entitled to vote at the meeting if you were a holder of record of our common stock, $.01 par value, at the close of business on March 31, 2009. Your shares may be voted at the meeting only if you are present in person or represented by a valid proxy.

For the ten days prior to the meeting, a list of shareholders entitled to vote at the meeting will be available during ordinary business hours for examination by any shareholder, for any purpose germane to the meeting, at our principal executive office at 201 West North River Drive, Suite 100, Spokane, Washington 99201. This list will also be available at the meeting.

Shares Outstanding and Quorum

At the close of business on March 31, 2009, there were 18,050,754 shares of our common stock outstanding and entitled to vote. A majority of the outstanding shares of our common stock, present in person or represented by proxy, will constitute a quorum at the meeting.

Proxy Card and Revocation of Proxy

You may vote by completing and mailing the enclosed proxy card. If you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted by the proxy holders named in the enclosed proxy (i) “FOR” election of both of the two director nominees named below; (ii) “FOR” ratification of the selection of BDO Seidman, LLP as our independent registered public accounting firm for 2009; and (iii) “FOR” approval of an amendment to our 2006 Stock Incentive Plan. If one or more of the director nominees should become unavailable for election prior to the meeting, an event that currently is not anticipated by the Board, the proxies may be voted in favor of the election of a substitute nominee or nominees proposed by the Board.

The proxy holders named in the enclosed proxy are authorized to vote in their discretion on any other matters that may properly come before the meeting or any adjournments thereof. At the time this Proxy Statement went to press, management was not aware of any matter that may properly be presented for action at the meeting other than those described in this Proxy Statement. In addition, no shareholder proposal or director nomination was received on a timely basis, so no such matters may be brought to a vote at the meeting.

If you vote by proxy, you may revoke that proxy at any time before it is voted at the meeting. Shareholders of record may revoke a proxy by delivering a written notice of revocation or a duly executed proxy bearing a later date to our Secretary at our principal executive office at 201 West North River Drive, Suite 100, Spokane, Washington 99201, or by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy. If your shares are held in the name of a broker, bank or other holder of record, you may change your vote by submitting new voting instructions to that holder of record. Please note that if your shares are held of record by a broker, bank or other holder of record, and you decide to attend and vote at the meeting, your vote in person at the meeting will not be effective unless you present a legal proxy issued in your name from that holder of record.

Voting of Shares

Shareholders of record as of the close of business on March 31, 2009 are entitled to one vote for each share of our common stock held on all matters to be voted upon at the meeting. You may vote by attending the meeting and voting in person or by completing and mailing the enclosed proxy card or the form forwarded by your bank, broker or other holder of record. If your shares are held by a bank, broker or other holder of record, please refer to the instructions they provide for voting your shares. All shares entitled to vote and represented by properly executed proxies that are received before the polls are closed at the meeting and are not revoked or superseded will be voted at the meeting in accordance with the instructions indicated on those proxies. YOUR VOTE IS IMPORTANT.

Counting of Votes

All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Shares held by persons attending the meeting but not voting, shares represented by proxies that reflect abstentions on one or more proposals and broker non-votes will be counted as present for purposes of determining a quorum. Abstentions will not count as votes “cast”. A broker non-vote occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not receive voting instructions from the beneficial owner and does not have discretionary authority to vote the shares without such instructions. Brokers will not have discretionary authority to vote on the proposal to approve the amendment to the 2006 Stock Incentive Plan. However, they will generally have discretionary authority to vote on each of the other two proposals scheduled for consideration at the meeting.

Solicitation of Proxies

We will bear the expense of preparing, printing and distributing proxy materials to our shareholders. We will also furnish copies of the proxy materials to banks, brokers and other holders of record holding in their names shares of our common stock that are beneficially owned by others, so that the proxy materials can be forwarded to those beneficial owners. We will reimburse these banks, brokers and other holders of record for costs incurred in forwarding the proxy materials to the beneficial owners.

We have retained the services of The Altman Group, Inc. to aid in the solicitation of proxies. We estimate that we will pay The Altman Group, Inc. a fee of approximately $5,500 for its services. In addition, our directors, officers and employees may solicit proxies by telephone, facsimile, electronic mail or personal solicitation. No additional compensation will be paid to our directors, officers or employees for such services.

PROPOSAL 1

ELECTION OF DIRECTORS

Under our Articles of Incorporation and By-Laws, the Board consists of from three to 13 directors, as determined from time to time by resolution of the Board. The number of directors that currently constitutes the Board is seven. The Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, with members of each class serving for a three-year term. Each year only one class of directors is subject to a shareholder vote. The current directors are as follows:

Class A (two positions with terms expiring in 2009):

Ryland P. “Skip” Davis
Peter F. Stanton

Class B (three positions with terms expiring in 2010):

Donald K. Barbieri
Anupam Narayan
Ronald R. Taylor

Class C (two positions with terms expiring in 2011):

Richard L. Barbieri
Jon E. Eliassen

Based upon the recommendation of the Nominating and Corporate Governance Committee, Ryland P. “Skip” Davis and Peter F. Stanton are nominees for re-election to the Board as Class A directors. If elected at the annual meeting, each will serve until the 2012 annual meeting of shareholders and until his successor is elected and qualified, or until his earlier retirement, resignation, disqualification, removal or death.

Each share of common stock is entitled to one vote for each of the two nominees and will be given the option to vote “FOR” or “AGAINST” each nominee or to “ABSTAIN.” Cumulative voting is not permitted. It is the intention of the proxy holders named in the enclosed proxy to vote the proxies received by them in favor of the election of the two nominees unless a shareholder directs otherwise. If any nominee should become unavailable for election prior to the meeting, an event that currently is not anticipated by the Board, the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by the Board or the number of directors may be reduced accordingly. Each nominee has agreed to serve if elected and the Board has no reason to believe that any nominee will be unable to serve.

The two nominees for the Board who receive the greatest number of votes cast in the election of directors by the shares entitled to vote and present in person or by proxy at the meeting will be elected directors. An abstention from voting for a nominee may make it less likely that the nominee will be one of the two nominees who receive the greatest number of votes cast. Although brokers generally have discretionary authority to vote in the election of directors, if a broker submits a non-vote, that will also make it less likely that the nominee will be one of the two nominees who receive the greatest number of votes cast.

Set forth below is biographical information for each nominee and for each director whose term of office will continue after the meeting. Except as disclosed in these biographies, there are no family relationships among any of our directors or among any of our directors and our executive officers.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2012 ANNUAL MEETING OF SHAREHOLDERS

Ryland P. “Skip” Davis, age 68, has been a director since May 2005. Mr. Davis is the head of Amicus Healthcare Solutions, a management consulting and private equity firm. Prior to that, he was the Chief Executive Officer of Providence Strategic Ventures, a division of Providence Health and Services, the sixth largest Catholic health system in the United States. From 1998 to 2007, he served as Chief Executive Officer of Providence Health Care, and from 1996 to 1998 as Chief Executive Officer of Sacred Heart Medical Center in Spokane. From 1993 to 1996, Mr. Davis was Senior Vice President for the Hunter Group, a hospital management firm specializing in healthcare consulting and management nationally. From 1988 to 1993, he was Chairman and Chief Executive Officer of Synergos Neurological Centers, Inc., in Santa Ana and Sacramento, California. From 1987 to 1988, he was President of Diversified Health Group, Inc., of Sacramento. From 1982 to 1987, he worked for American

Health Group International as President and Chief Executive Officer of Amerimed in Burbank, California, and as Executive Vice President of Operations. From 1975 to 1982, he worked for Hospital Affiliates International as Group Vice President in Sacramento, California and as Chief Executive Officer of Winona Memorial Hospital in Indianapolis, Indiana. From 1972 to 1975, he was Associate Administrator of San Jose Hospital and Health Care Center in San Jose, California and from 1968 to 1972, Assistant Administrator of Alta Bates Hospital in Berkeley, California. He has done numerous private business ventures related to healthcare. Mr. Davis is a Fellow of the American College of Health Care Executives and has published articles in Modern Healthcare, Health Week and other business publications regarding healthcare issues and perspectives. Mr. Davis is on the Board of Trustees and is past Chair of Greater Spokane Incorporated, on the board of the Boy Scouts of America Inland Northwest Council, a member of the Washington State University Advisory Council, and Chair of the Institute for Systems Medicine.

Peter F. Stanton, age 52, has been a director since April 1998. Mr. Stanton has served as the Chief Executive Officer of Washington Trust Bank since 1993 and its Chairman since 1997. Mr. Stanton previously served as President of Washington Trust Bank from 1990 to 2000. Mr. Stanton is also Chief Executive Officer, President and Chairman of the Board of Directors of W.T.B. Financial Corporation (a bank holding company). In addition to serving on numerous state and local civic boards, Mr. Stanton was President of the Washington Bankers Association from 1995 to 1996 and served as Washington state chairman of the American Bankers Association in 1997 and 1998. He currently serves as Chairman of the Advisory Board for the Boy’s and Girl’s Club of Spokane County. Mr. Stanton is also a Trustee of Gonzaga University, on the Board of Trustees of Greater Spokane Incorporated, and on the board of the Inland Northwest Council, Boy Scouts of America.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE TWO NAMED NOMINEES.

Directors Continuing in Office Until the 2010 Annual Meeting of Shareholders

Donald K. Barbieri, age 63, has been a director since 1978 and Chairman of the Board since 1996. He served as President and Chief Executive Officer from 1978 until April 2003. Mr. Barbieri joined our company in 1969 and was responsible for its development activities in hotel, entertainment and real estate areas. Mr. Barbieri is a past Trustee of Gonzaga University; Chairman of the Board for the Spokane Regional Chamber of Commerce; served as President of the Spokane Chapter of the Building Owners and Managers Association; as President of the Spokane Regional Convention and Visitors Bureau and as Chairman of the Spokane United Way Campaign. Barbieri chaired the State of Washington’s Quality of Life Task Force. He has served as board Chairman for the Inland Northwest’s largest hospital system, Sacred Heart Medical Center and was founding president of the Physician Hospital Community Organization. He has served three governors on the Washington Economic Development Board and was a candidate for the Fifth District U.S. Congressional Seat from the State of Washington. Mr. Barbieri is the brother of Richard L. Barbieri.

Anupam Narayan, age 55, has been a director and has served as our President and Chief Executive Officer since February 11, 2008. Prior to that, Mr. Narayan had served as our Executive Vice President, Chief Investment Officer and Chief Financial Officer since January 2005. He has been with the company since November 2004, when he was first appointed Executive Vice President and Chief Investment Officer. Mr. Narayan has nearly 25 years of experience in the hospitality industry. From 1998 to March 2004, he served in various capacities as an executive officer of Best Western International Inc., including his most recent position as Senior Vice President, Global Brand Management and Chief Financial Officer and a three-month period as Acting President and Chief Executive Officer during 2002. From 1985 to 1998, Mr. Narayan was employed by Doubletree Corporation and Red Lion Hotels, Inc., serving as Senior Vice President and Treasurer immediately prior to his move to Best Western. He has served on the board of the International Hotel and Restaurant Association and as Chairman of its Chains Council. He currently serves on the American Hotel & Lodging Association CEO Council, as well as its Government Affairs Council.

Ronald R. Taylor, age 61, has been a director since April 1998. Mr. Taylor is President of Tamarack Bay, LLC, a private consulting firm and is currently a director of two other public companies, Watson Pharmaceuticals, Inc. (a pharmaceutical manufacturer) and ResMed, Inc. (a manufacturer of equipment relating to the management of sleep-disordered breathing). At Watson Pharmaceuticals, Inc., Mr. Taylor is a member of the Audit and Nominating and Corporate Governance Committees and is Chairman of the Compensation Committee. At ResMed, Inc., he is a

member of the Nominating and Corporate Governance Committees and Chairman of the Compensation Committee. Mr. Taylor is also Chairman of the Board of three privately held companies. From 1998 to 2002, Mr. Taylor was a general partner of Enterprise Partners, a venture capital firm. From 1996 to 1998, Mr. Taylor worked as an independent business consultant. From 1987 to 1996, Mr. Taylor was Chairman, President and Chief Executive Officer of Pyxis Corporation (a health care service provider), which he founded in 1987. Prior to founding Pyxis, he was an executive with both Allergan Pharmaceuticals and Hybritech, Inc.

Directors Continuing in Office Until the 2011 Annual Meeting of Shareholders

Richard L. Barbieri, age 66, has been a director since 1978. From 1994 until he retired in December 2003, he served as our company’s full-time General Counsel, initially as Vice President and subsequently as Senior Vice President and Executive Vice President. He currently serves on the boards of Neighborcare Health Centers and the Pike Market Foundation, both non-profit organizations. From 1978 to 1995, Mr. Barbieri served as our company’s legal counsel and Secretary, during which time he was first engaged in the private practice of law at Edwards and Barbieri, a Seattle law firm, and then at Riddell Williams P.S., a Seattle law firm. Mr. Barbieri has also served as chairman of various committees of the Washington State Bar Association and the King County (Washington) Bar Association, and as a member of the governing board of the King County bar association. He also served as Vice Chairman of the Citizens’ Advisory Committee to the Major League Baseball Stadium Public Facilities District in Seattle in 1996 and 1997. Mr. Barbieri is the brother of Donald K. Barbieri.

Jon E. Eliassen, age 62, has been a director since September 2003. Mr. Eliassen was President and Chief Executive Officer of the Spokane Area Economic Development Council from 2003 until 2007. Mr. Eliassen retired in 2003 from his position as Senior Vice President and Chief Financial Officer of Avista Corp., a publicly-traded diversified utility. Mr. Eliassen spent 33 years at Avista, including the last 16 years as its Chief Financial Officer. While at Avista, Mr. Eliassen was an active participant in the development of a number of successful subsidiary company operations, including technology related startups Itron, Avista Labs and Avista Advantage. Mr. Eliassen serves on the Board of Directors of Itron Corporation and IT Lifeline, Inc, and is the principal of Terrapin Capital Group, LLC. Mr. Eliassen’s corporate accomplishments are complemented by his extensive service to the community in roles that have included director and President of the Spokane Symphony Endowment Fund; director of The Heart Institute of Spokane, Washington State University Research Foundation, Washington Technology Center, and Spokane Intercollegiate Research and Technology Institute; and past director of numerous other organizations and energy industry associations.

PROPOSAL 2

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected BDO Seidman, LLP to serve as our independent registered public accounting firm for 2009 and has further directed that this selection be submitted for ratification by our shareholders at the annual meeting. BDO Seidman, LLP has audited our financial statements since 2001. Representatives of the firm are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders. Unless instructed to the contrary, the proxies solicited hereby will be voted for the ratification of the selection of BDO Seidman, LLP as our independent registered public accounting firm for 2009.

Shareholder ratification of the selection of BDO Seidman, LLP as our independent registered public accounting firm is not required by our By-laws or otherwise. However, the Board is submitting the selection of the firm to the shareholders for ratification as a matter of corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and that of our shareholders.

Each share of common stock is entitled to one vote on the proposal to ratify the selection of BDO Seidman, LLP and will be given the option to vote “FOR” or “AGAINST” the proposal or to “ABSTAIN.” In order to approve this proposal, the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote and present in person or by proxy at the meeting is required. Abstention from voting on this proposal will have no effect, since approval of the proposal is based solely on the number of votes cast. Although brokers generally have discretionary authority to vote on this proposal, a non-vote on the proposal will have no effect, since approval of the proposal is based solely on the number of votes cast.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF BDO SEIDMAN, LLP.

PROPOSAL 3

APPROVAL OF AMENDMENT TO 2006 STOCK INCENTIVE PLAN

The Red Lion Hotels Corporation 2006 Stock Incentive Plan was approved by the shareholders on May 18, 2006. The plan permits us to grant stock options, restricted stock, restricted stock units and other equity-based awards to our employees, consultants and directors. A total of 1,000,000 shares of our common stock were authorized for issuance under the plan, of which up to 500,000 shares were authorized for issuance pursuant to awards of restricted stock and restricted stock units. As of April 1, 2009, there were 405,468 shares that remained available for issuance pursuant to future awards under the plan.

Subject to shareholder approval, the Board has adopted an amendment that will modify the plan as follows:

•	The number of shares of common stock authorized for issuance under the plan will be increased by 1,000,000 shares to 2,000,000 shares.

•	The limit on awards of restricted stock and restricted stock units will be changed from an overall limit to an annual limit. As a result, during any single calendar year, such awards may be made with respect to no more than 500,000 shares of common stock.

A copy of the proposed plan amendment is attached to this Proxy Statement as Appendix A. The following summarizes the terms of the plan, as proposed to be amended.

Summary of Terms.

Purposes.  The purposes of the plan are (a) to enable us to obtain and retain the services of the types of employees, consultants and directors who will contribute to our long-term success, and (b) to provide incentives that are linked directly to increases in share value, which will inure to the benefit of all of our shareholders.

Administration.  The plan will be administered by the Compensation Committee, unless the Board delegates administration to a different committee of the Board or decides to administer the plan itself.

Types of Awards.  The plan provides for the following types of awards: stock options, restricted stock, restricted stock units, performance awards and stock appreciation rights.

Stock Subject to the plan.  Subject to adjustment in the event of stock splits, stock dividends and similar events, a maximum of 2,000,000 shares of common stock are authorized for issuance under the plan. Subject to such adjustment, during any single calendar year, awards of restricted stock and restricted stock units may be made with respect to no more than 500,000 shares of common stock. Any shares of common stock that are subject to an award that expires or terminates, or that are reacquired pursuant to the forfeiture provisions of any award, will be available for issuance in connection with future grants of awards under the plan. If any payment required in connection with an award is satisfied through the tendering or withholding of shares of common stock, only the number of shares of common stock issued, net of the shares tendered or withheld, will be counted for purposes of determining the number of shares of common stock available for issuance under the plan. Shares of common stock that are subject to tandem awards will be counted only once.

Eligibility to Receive Awards.  Awards may be granted under the plan to those officers, directors and employees of our company and its subsidiaries that the plan administrator from time to time selects. Awards may also be made to certain consultants who provide services to our company and its subsidiaries. On March 31, 2009, there were approximately 2,700 employees, officers, directors and consultants of our company and it subsidiaries who were eligible to receive awards under the plan.

Terms and Conditions of Stock Option Grants.  Options granted under the plan may be “incentive stock options” (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)) or “nonqualified stock options.” The exercise price for each option granted under the plan will be determined by the plan administrator, but will not be less than 100% of the common stock’s fair market value on the date of grant. For purposes of the plan, “fair market value” means the closing selling price for the common stock on the New York Stock Exchange on the date of grant of the option.

The exercise price for shares purchased under options must be paid in cash, unless the plan administrator authorizes payment by (a) tendering shares of common stock already owned by the option holder, (b) delivering a copy of instructions to a broker directing the broker to sell the common stock for which the option is exercised and to remit to us the aggregate exercise price of such option, or (c) such other legal consideration as the plan administrator may find acceptable. Options granted under the plan may not contain a “reload” feature automatically entitling the holder to receive an additional option upon exercise of the original option.

The option term will be fixed by the plan administrator but, in the case of an incentive stock option, may not be more than ten years. The plan administrator may specify a vesting schedule pursuant to which an option will be exercisable, but if not so specified the option will vest at the rate of 25% per year. The plan administrator may also specify the circumstances under which an option will be exercisable in the event the optionee ceases to provide services to our company or one of its subsidiaries. If not so specified, the portion of an option that is vested and exercisable on the date of termination of services will generally be exercisable for three months after that date, but in no event may an option be exercised after the expiration of its term. An option will not be exercisable following termination of an optionee’s services for cause, as defined in the plan.

Incentive stock options will be subject to certain other limitations prescribed by the Code and set forth in the plan.

Restricted Awards.  The plan administrator may make awards of “restricted stock,” which are actual shares of common stock, or “restricted stock units,” which are awards that have a value equal to a specified number of shares of common stock issuable in the future. The plan administrator will determine the terms and conditions of restricted awards. These terms and conditions may change from time to time and need not be identical, but each restricted award will include the substance of each of the following, to the extent applicable:

Purchase Price.  The purchase price for the restricted award, if any, which may be stated as cash, property or services.

Consideration.  The cash consideration, if any, that must be paid for common stock acquired pursuant to the restricted award.

Vesting.  The “restricted period” during which the common stock or the right to acquire the common stock will be forfeited if specified restrictions or conditions for the restricted award are not satisfied.

Termination of Service.  What will happen to the restricted award if the participant’s service terminates for any reason (unless otherwise specified, the unvested portion of the restricted award will be forfeited).

Restrictions on Transferability.  Any restrictions on transferability to which the restricted award is subject.

Performance Awards.  A performance award is an award entitling the recipient to acquire cash, actual shares of common stock or hypothetical common stock units having a value equal to the fair market value of an identical number of shares of common stock upon the attainment of specified performance goals. The plan administrator will determine whether and to whom performance awards will be made, the performance goals applicable under each award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded cash or shares. Performance goals will be based on a pre-established objective formula or standard that specifies the manner of determining the amount of cash or the number of shares under the performance award that will be granted or will vest if the performance goal is attained. Performance goals will be determined by the plan administrator prior to the time 25% of the service period has elapsed and may be based on one or more business criteria that apply to a participant, a business unit or our company and its affiliates. Such business criteria may include, by way of example, revenue, earnings before interest, taxes, depreciation and amortization (EBITDA), funds from operations, funds from operations per share, operating income, pre-tax or after-tax income, cash available for distribution, cash available for distribution per share, net earnings, earnings per share, return on equity, return on assets, return on capital, economic value added, share price performance, improvements in our company’s attainment of expense levels, implementing or completion of critical projects, or improvement in cash-flow (before or after tax). Performance goals will be objective and designed to meet the requirements of Section 162(m) of the Code. The plan administrator will determine the circumstances under which a performance award will be payable if the service of a participant terminates. If not so established, the performance award will automatically terminate upon termination of the participant’s service for any reason.

Stock Appreciation Rights.  The plan administrator is authorized to make awards of stock appreciation rights with respect to specified shares of common stock. A stock appreciation right will entitle the holder to receive any increase in the fair market value of the shares subject to the award over their fair market value of the shares at the time of grant of the award. The plan contains detailed rules designed to prevent stock appreciation rights, if granted, from having adverse tax consequences under Section 409A of the Code.

Transferability.  Except as otherwise determined by the plan administrator, no award granted under the plan may be assigned or otherwise transferred by the holder other than by will or the laws of descent and distribution and, during the holder’s lifetime, awards may be exercised only by the holder.

Adjustment of Shares.  If any change is made in the common stock subject to the plan or subject to any award through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by our company, then certain changes will be made as specified in the plan to the number and/or class of shares available for awards, the number and/or class of shares covered by outstanding awards, the maximum number of shares of common stock with respect to which performance-based awards may be granted to any single participant during any single calendar year; the maximum number of shares of common stock that may be subject to restricted stock or restricted stock units awarded during any calendar year; and the exercise price of awards in effect prior to such change.

Corporate Transaction.  In the event of a change in control (as defined in the plan) or any other corporate separation or division, merger or consolidation in which our company is not the surviving entity, or a reverse merger in which our company is the surviving entity but the shares of common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, the plan administrator is given broad discretion under the plan to, among other things, continue outstanding awards with appropriate modifications, substitute new awards for outstanding awards, or cancel outstanding awards in consideration for certain payments.

If there are one or more continuing awards following a change in control, and the service of a participant holding one or more such awards is terminated without cause within a period of one year following the consummation of the change in control, or if the participant voluntarily terminates his or her service for good reason (as defined in the plan) during such period, then (a) the vesting and exercisability of all outstanding options held by the participant will accelerate in full; (b) the end of the restricted period for all outstanding restricted awards held by the participant will accelerate, and all restrictions and conditions of the restricted awards will lapse or be deemed satisfied, as the case may be; (c) the vesting of all outstanding performance awards held by the participant will accelerate in full; and (d) all outstanding stock appreciation rights held by the participant will become exercisable in full.

Other Acceleration of Awards.  The plan administrator in its discretion may provide, either in the award agreement for an award or by a subsequent determination, for acceleration of the vesting and exercisability of the award at any time, or in the case of a restricted award for acceleration of the end of the restricted period at any time

(in which event all restrictions and conditions of the restricted award shall lapse or be deemed satisfied, as the case may be).

Award Limits for Purposes of Section 162(m) of the Code.  No employee may be granted options or stock appreciation rights covering more than 250,000 shares of common stock during any fiscal year, or performance awards that could result in such employee receiving more than 250,000 shares of common stock in the case of share-denominated performance awards.

Amendment, Termination and Term.  The Board may terminate or amend the plan, subject to shareholder approval in certain instances, as set forth in the plan. The plan administrator may amend the terms of any award outstanding under the plan, prospectively or retroactively. The amendment or termination of the plan or the amendment of an outstanding award under the plan may not, without a participant’s consent, impair the participant’s rights or increase the participant’s obligations under his or her award or create or increase the participant’s federal income tax liability with respect to an award.

Other Information.  A new plan benefits table, as described in the proxy rules of the Securities and Exchange Commission, is not provided because all awards made under the plan will be discretionary. The closing selling price for the common stock on the New York Stock Exchange on March 31, 2009 was $2.93.

U.S. Federal Income Tax Consequences

The following briefly describes the U.S. federal income tax consequences of the plan generally applicable to our company and to participants who are U.S. citizens.

Stock Options

Nonqualified Stock Options.  A participant will not recognize taxable income upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, a participant will recognize taxable ordinary income equal to the difference between the fair market value of the shares on the date of exercise and the option exercise price. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price.

Incentive Stock Options.  A participant will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after his or her employment ends (12 months in the case of disability), the participant will not recognize taxable income at the time of exercise (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the option were a non-qualified stock option). If a participant sells or exchanges the shares after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the option, the participant will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the sale or exchange and the option exercise price. If a participant disposes of the shares before these holding period requirements are satisfied, the disposition will constitute a disqualifying disposition, and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess, as of the date of exercise of the option, of the fair market value of the shares received over the option exercise price (or, if less, the excess of the amount realized on the sale of the shares over the option exercise price). Additionally, the participant will have long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received upon disposition of the shares and the option exercise price increased by the amount of ordinary income, if any, the participant recognized.

With respect to both non-qualified stock options and incentive stock options, special rules apply if a participant uses shares already held by the participant to pay the exercise price or if the shares received upon exercise of the option are subject to a substantial risk of forfeiture by the participant.

Restricted Awards.  Upon receipt of a stock award that is not subject to restrictions, a participant generally will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, that the participant pays to our company for the shares. If a participant receives a restricted stock award, the participant generally will recognize taxable ordinary income when the shares cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, that the participant pays to our company for the shares. However, no later than 30 days after a participant receives the restricted stock award, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, paid to our company by the participant for the shares plus the amount of taxable ordinary income recognized by the participant at the time of grant, in the case of a stock award that is not subject to restrictions, or at the time the restrictions lapsed (or at the time of election, if an election was made by the participant), in the case of a restricted stock award. If the participant forfeits the shares subject to a restricted stock award to our company (e.g., upon the participant’s termination prior to expiration of the restricted period), the participant may not claim a deduction with respect to the income recognized as a result of the election. Any dividends paid with respect to shares of restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received.

A participant who receives restricted stock units will generally recognize taxable ordinary income only when the shares of common stock associated with those units are issued to the participant. The amount of income will be the excess of the fair market value of the shares at the time of issuance over any amount paid to our company by the participant with respect to the award.

Performance Awards.  A participant will generally not recognize taxable income upon the grant of a performance award unless the award results in the deferral of compensation and fails to satisfy the requirements of Section 409A of the Code (see Code Section 409A). Upon the distribution of cash, shares or other property to a participant pursuant to the terms of a performance award, the participant will recognize taxable ordinary income equal to the excess of the amount of cash or the fair market value of any property transferred to the participant over any amount paid to our company by the participant with respect to the award.

Stock Appreciation Rights.  A participant will generally not recognize taxable income upon the grant of a stock appreciation right unless the award results in the deferral of compensation and fails to satisfy the requirements of Section 409A of the Code (see Code Section 409A). Upon the distribution of cash, shares or other property to a participant upon exercise of the right, the participant will generally recognize taxable ordinary income equal to the amount of cash or the fair market value of any property transferred to the participant upon such exercise.

Tax Consequences to Our Company.  In the foregoing cases, our company generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income, subject to the limitations imposed under Section 162(m) of the Code.

Code Section 409A:  To the extent that any awards or payments under the plan result in the deferral of compensation for purposes of Section 409A of the Code, the design of the plan is intended to satisfy the requirements of Code Section 409A with respect to such deferred compensation. In the event, however, that the plan fails to meet such requirements with respect to a particular award or payment to a participant, Code Section 409A requires that all of the participant’s deferred compensation under the plan be immediately includible in the participant’s gross income, and, regardless of the circumstances leading to the plan’s failure to meet those requirements, that the participant be subject to a 20% additional tax on this income and an interest penalty at the underpayment rate used by the Internal Revenue Service plus one percent for the period beginning with the date of deferral. In the taxable year that a participant recognizes income on his or her deferred amounts, our company will be entitled to a deduction equal to the amount of income recognized by the participant.

Tax Withholding.  We may require a participant to pay the amount of any income, employment or other taxes that we are required to withhold with respect to the grant, vesting, exercise, payment or settlement of any award granted under the plan. The plan administrator may, in its discretion and subject to the plan and applicable law, permit the participant to satisfy withholding obligations, in whole or in part, by paying cash, by electing to have our company withhold shares of common stock (up to the minimum required federal tax withholding rate) or by transferring shares of common stock already owned by the participant and held by the participant for the period necessary to avoid a charge to our company’s earnings for financial accounting purposes. We are authorized to withhold from any award granted under the plan or from any cash amounts otherwise due or to become due from our company to the participant. We may also deduct from any award any other amounts due from the participant to our company.

Equity Compensation Plan Information

The following table provides information as of December 31, 2008 on plans under which equity securities may be issued to our employees, directors and consultants:

Equity Compensation Plan Information

			Number of Securities
	Number of Securities		Remaining Available for
	to be Issued	Weighted-Average	Future Issuance Under
	Upon Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders:
1998 Stock Incentive Plan	793,096	6.05	0
2006 Stock Incentive Plan (1)	566,925	9.99	403,289
Equity compensation plans not approved by security holders:	0	0	0

Total	1,360,021	7.61	403,289

(1)	Excludes the additional securities that will be available if the proposed amendment to this plan is approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 2006 STOCK INCENTIVE PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2009 by: (i) each of our directors and nominees; (ii) each of our executive officers and two of our former executive officers; (iii) all of our directors, nominees and executive officers as a group; and (iv) each person known by us to beneficially own more than 5% of our common stock.

	Number of	Percentage of
Beneficial Owner	Shares Owned (1)	Common Stock (1)

Columbia Pacific Opportunity Fund, LP (2)	2,776,970	15.4%
Donald K. Barbieri (3) (4)	1,668,279	9.2%
Dimensional Fund Advisors LP (5)	1,621,036	9.0%
Heather H. Barbieri (3) (6)	1,542,378	8.5%
Keeley Asset Management Corp. (7)	1,462,500	8.1%
Principal Financial Group, Inc. (8)	968,145	5.4%
Arthur M. Coffey (9)	462,222	2.6%
Richard L. Barbieri	215,677	1.2%
Anupam Narayan (10)	130,963	*
Thomas L. McKeirnan (11)	55,370	*
Ronald R. Taylor (12)	29,973	*
Anthony F. Dombrowik (13)	27,769	*
Jon E. Eliassen	19,447	*
Peter F. Stanton (14)	14,973	*
George H. Schweitzer (15)	12,315	*
Ryland P. “Skip” Davis	8,446	*
John M. Taffin (16)	5,994	*
All directors and executive officers as a group (10 persons) (17)	2,183,212	12.1%

*	Represents less than 1% of the outstanding common stock.

(1)	For purposes of this table, a person is deemed to have “beneficial ownership” of shares of common stock if such person has the right to acquire beneficial ownership of such shares within 60 days. For purposes of computing the percentage of outstanding shares held by each person named above, any security that such person has the right to acquire within 60 days after March 31, 2009 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)	The address for this beneficial owner is 1910 Fairview Avenue East, Suite 500, Seattle, Washington 98102 . The shares shown for this beneficial owner are based solely on the Form 4/A filed by this beneficial owner on April 8, 2009.

(3)	The shares shown for each of these beneficial owners include 543,766 shares held by the DKB & HHB Unity Trust, an irrevocable trust of which these beneficial owners are co-trustees. Each of these beneficial owners disclaims beneficial ownership of the trust’s shares.

(4)	Mr. Barbieri’s address is 820 North Post Street, Suite 603, Spokane, Washington 99201. Includes 65,100 shares held by River Run LLC, a Washington limited liability company (Mr. Barbieri shares voting and dispositive power voting and dispositive power with respect to those shares in his capacity as a member of that entity). Also includes 22,418.5 shares that may be issued to Mr. Barbieri if he elects to have Red Lion Hotels Limited Partnership (“RLHLP”) redeem a like number of limited partnership units (“OP Units”) that he holds in RLHLP.

(5)	The address for this beneficial owner is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746. The shares shown for this beneficial owner are based solely on the Schedule 13G/A filed by this beneficial owner on February 9, 2009.

(6)	Ms. Barbieri’s address is 201 West North River Drive, Suite 100, Spokane, Washington 99201. Includes 560,700 shares held by the Heather M. Barbieri Family LLC of which Ms. Barbieri is a member but disclaims beneficial ownership except to the extent of her beneficial interest therein. Also includes 22,418.5 shares that may be issued to Ms. Barbieri if she elects to have RLHLP redeem a like number of OP Units that she holds in RLHLP. Also includes 2,500 shares subject to options exercisable within 60 days of March 31, 2009.

(7)	The address for this beneficial owner is 401 South LaSalle Street, Suite 1201, Chicago, Illinois 60605. The shares shown for this beneficial owner are based solely on the Schedule 13G/A filed by this beneficial owner on February 13, 2009.

(8)	The address for this beneficial owner is 711 High Street, Des Moines, Iowa 50392-0088. The shares shown for this beneficial owner are based solely on the Schedule 13G filed by this beneficial owner on February 17, 2009.

(9)	Includes 413,139 shares subject to options exercisable within 60 days of March 31, 2009. Mr. Coffey retired from the company on February 11, 2008.

(10)	Includes 98,376 shares subject to options exercisable, and 2,224 shares subject to restricted stock units vesting, within 60 days of March 31, 2009.

(11)	Includes 40,683 shares subject to options exercisable, and 963 shares subject to restricted stock units vesting, within 60 days of March 31, 2009.

(12)	Includes 1,000 shares subject to options exercisable within 60 days of March 31, 2009.

(13)	Includes 23,596 shares subject to options exercisable, and 759 shares subject to restricted stock units vesting, within 60 days of March 31, 2009.

(14)	Includes 1,000 shares subject to options exercisable within 60 days of March 31, 2009.

(15)	Includes 11,250 shares subject to options exercisable, and 1,065 shares subject to restricted stock units vesting, within 60 days of March 31, 2009.

(16)	Includes 5,548 shares subject to restricted stock units. Mr. Taffin served as an executive officer of our company until October 31, 2008.

(17)	Includes 175,905 shares subject to options exercisable, and 5,011 shares subject to restricted stock units vesting, within 60 days of March 31, 2009. Also includes 22,418.5 shares that may be issued to a member of the group if he elects to have RLHLP redeem a like number of OP Units that he holds in RLHLP.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, principal accounting officer and directors, and persons who own more than 10% of our common stock (collectively, “Reporting Persons”), to file reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission. Based solely on our review of the reports filed by Reporting Persons, and written representations from certain Reporting Persons that no other reports were required for those persons, we believe that, during the year ended December 31, 2008, the Reporting Persons met all applicable Section 16(a) filing requirements, except that Columbia Pacific Opportunity Fund, LP, a beneficial owner of more than 10% of our common stock, filed two late reports on Form 4 disclosing five transactions in our common stock that were not timely reported.

CORPORATE GOVERNANCE

Corporate Governance Documents

The Board has adopted the following corporate governance documents:

•	Corporate Governance Guidelines;

•	Code of Business Conduct and Ethics;

•	Accounting and Audit Complaints and Concerns Procedures;

•	Statement of Policy with respect to Related Party Transactions; and

•	charters for each of its standing committees, which include the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Copies of each of these corporate governance documents are available online in the Investor Relations section of our website at www.redlion.com.1 We will provide copies of these documents to any shareholder upon written request to our Secretary at our principal executive office at 201 West North River Drive, Suite 100, Spokane, WA 99201.

1 This website is not intended to function as a hyperlink, and the information contained on the website is not intended to be part of this Proxy Statement.

Director Independence

The Board has determined that each of the following four members of the Board is “independent” within the meaning of applicable listing standards of the New York Stock Exchange (the “NYSE”): Ryland P. “Skip” Davis, Jon E. Eliassen, Peter F. Stanton and Ronald R. Taylor. Under the NYSE listing standards, a director is considered “independent” if the Board affirmatively determines that he or she has no material relationship with our company, either directly or as a partner, shareholder or officer of an organization that has a relationship with our company. The NYSE listing standards permit the Board to adopt categorical standards to assist it in making determinations of independence. The Board has adopted such standards, which are set forth in our Corporate Governance Guidelines. A copy of the categorical standards is included in Appendix B to this Proxy Statement. The Board has made an affirmative determination that each of the four directors named above satisfies these categorical standards.

Meetings of the Board of Directors

The Board met ten times in 2008. All directors attended at least 75% of the total number of meetings of the Board and its committees on which they serve.

We encourage all of our directors to attend each annual meeting of shareholders. All of our directors attended our 2008 annual meeting of shareholders.

Executive Sessions of the Board

Following regularly scheduled meetings of the Board, the non-management directors, which consist of the independent directors identified above and Messrs. Donald K. Barbieri and Richard L. Barbieri, generally meet in executive session without Mr. Narayan or other members of management. Donald K. Barbieri, as Chairman of the Board, serves as the presiding director for these executive sessions. In addition, at least once each year, and generally at each quarterly meeting of the Board, the independent directors meet in executive session without any of the non-independent directors or members of management present.

Committees of the Board of Directors

Audit Committee

The Audit Committee engages our independent registered public accounting firm, reviews with the firm the plans and results of the audit engagement, approves the audit and non-audit services provided by the firm, reviews our financial statements, reviews our compliance with laws and regulations, receives and reviews complaints relating to accounting or auditing matters, considers the adequacy of our internal accounting controls, and produces a report for inclusion in our annual proxy statement. The members of the Audit Committee are Peter F. Stanton, Chairman, Ryland P. “Skip” Davis, Jon E. Eliassen and Ronald R. Taylor. The Audit Committee met seven times during 2008.

The Board has determined that each member of the Audit Committee is financially literate under the current listing standards of the NYSE. The Board also has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as defined by applicable rules of the Securities and Exchange Commission. The audit committee financial experts are Ryland P. “Skip” Davis, Jon E. Eliassen, Peter F. Stanton and Ronald R. Taylor. All members of the Audit Committee are considered independent because they satisfy the independence requirements for Board members prescribed by the NYSE listing standards, including those set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Compensation Committee

The Compensation Committee discharges the responsibilities of the Board relating to compensation and evaluation of our President and Chief Executive Officer, or CEO, and other executive officers, recommends to the Board the compensation of Board members, oversees the administration of our equity incentive plans and produces an annual report on executive compensation for inclusion in our annual proxy statement. The members of the Compensation Committee are Ronald R. Taylor, Chairman, Ryland P. “Skip” Davis and Peter F. Stanton. The Compensation Committee met nine times in 2008.

The processes and procedures of the Compensation Committee for considering and determining compensation for our executive officers and directors are as follows:

•	Compensation for our executive officers is generally determined annually in February.

•	The Compensation Committee reviews director compensation and benefits annually and makes recommendations to the Board with respect thereto.

•	With respect to our CEO, during the first calendar quarter of each year, the Compensation Committee reviews and approves company and individual performance goals for the current year, evaluates his performance in light of the goals established for the prior year, considers competitive market data and establishes his compensation based on this evaluation. As part of the evaluation process, the Compensation Committee Chairman solicits comments from other Board members. Final determinations regarding our CEO’s performance and compensation are made during an executive session of the Compensation Committee and reported to the Board.

•	Our Compensation Committee determines compensation for the other executive officers based on the recommendations of our CEO and competitive market data. Final determinations of their compensation are made during an executive session of the Compensation Committee and reported to the Board.

•	During 2006, the Compensation Committee directly engaged Towers Perrin, an independent compensation consulting firm, to review total compensation levels for our directors and senior management, including our executive officers. The firm reviewed various sources of available data regarding the compensation practices of hospitality industry and other companies, assessed the competitiveness of our compensation in comparison to that of the other companies, and provided the Compensation Committee with a written report and recommendations.

•	During 2008, at the request of the Compensation Committee, Towers Perrin updated the portion of its prior report and recommendations relating to compensation for our executive officers.

•	The Compensation Committee has no authority to delegate any of the functions described above to any other persons.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for identifying and recommending to the Board for selection or nomination those individuals qualified to become members of the Board under the criteria established by our Corporate Governance Guidelines, periodically reviewing and making recommendations to the Board with regard to size and composition of the Board and its committees, recommending and periodically reviewing for adoption and modification by the Board our Corporate Governance Guidelines and overseeing the evaluation of the Board and management. The members of the Nominating and Corporate Governance Committee are Jon E. Eliassen, Chairman, Peter F. Stanton and Ronald R. Taylor. The Nominating and Corporate Governance Committee met five times in 2008.

Directors may be nominated by the Board or by shareholders in accordance with our By-Laws. The Nominating and Corporate Governance Committee will review all proposed nominees for the Board, including those recommended by shareholders, in accordance with its charter, our By-Laws and our Corporate Governance Guidelines. The committee will review age (a minimum age of 21 is prescribed for directors under the By-Laws), desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of our company and the Board. The committee will generally look for individuals who have displayed high ethical standards, integrity and sound business judgment. This process is designed to ensure that the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business.

While the committee is authorized to retain a third party to assist in the nomination process, we have not paid a fee to any third party to identify or assist in identifying or evaluating potential nominees.

A shareholder of record can nominate a candidate for election to the Board by complying with the procedures in Section 3.3 of our By-Laws. Any shareholder of record who wishes to submit a nomination should review the By-Law requirements on nominations by shareholders, which are included in the excerpt from the By-Laws attached as Appendix C to this Proxy Statement. Any nomination should be sent to our Secretary at our principal executive office, 201 West North River Drive, Suite 100, Spokane, WA 99201. Any recommendations from shareholders regarding director nominees should be sent to the Nominating and Corporate Governance Committee in care of our Secretary at the same address.

Communications with the Board of Directors

Our annual meeting of shareholders provides an opportunity each year for shareholders to ask questions of, or otherwise communicate directly with, members of the Board on appropriate matters. Shareholders or other interested parties may contact the Chairman of the Board at any time by sending an e-mail to chairman@redlion.com. In addition, shareholders may communicate in writing with any particular director, any committee of the Board, or the directors as a group, by sending such written communication to our Secretary at our principal executive office, 201 West North River Drive, Suite 100, Spokane, WA 99201. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of our Secretary, to be inappropriate for submission to the intended recipient(s). Examples of shareholder communications that would be considered inappropriate for submission to the Board include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to our business or communications that relate to improper or irrelevant topics. Communications concerning potential director nominees submitted by any of our shareholders will be forwarded to the Chairman of the Nominating and Corporate Governance Committee.

Compensation Committee Report2

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis provided below with management, and based on the review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K.

Respectfully submitted,

Compensation Committee of the Board of Directors

Ronald R. Taylor, Chairman
Ryland P. “Skip” Davis
Peter F. Stanton

April 13, 2009

Compensation Committee Interlocks and Insider Participation.

We have a banking relationship with Washington Trust Bank. One of the members of the Compensation Committee, Peter F. Stanton, is a director and the chief executive officer of this bank. We have the following related party transactions with this bank:

•	We had various amounts of cash on deposit and other investments with the bank ranging during 2008 from approximately $289,000 to $887,000 in the aggregate. During 2008, the bank paid us interest on these

2 The material in this report is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

investments of approximately $14,000. We expect to receive less than that amount of interest on these types of investments with the bank in the future.

•	At the beginning of 2008, the bank held a promissory note secured by commercial real estate in the principal amount of approximately $2,780,000. During 2008, we made principal and interest payments on this note of approximately $650,000. The principal amount owed on the note at the end of 2008 was approximately $2,130,000. The bank continues to hold this note and we will make principal and interest payments on the note in the future.

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses the compensation of our executive officers. Compensation for the executive officers is determined by the Compensation Committee of our Board. The Compensation Committee is composed entirely of independent directors, as defined under NYSE rules, and none of its members is a current or former employee of our company. All decisions of the Compensation Committee are reported to our Board.

There are no material differences in the compensation policies or decisions with respect to the executive officers, except that our compensation for our President and Chief Executive Officer, or CEO, is determined exclusively by the Compensation Committee, while the compensation of the other executive officers is determined by the Compensation Committee based on similar criteria, but also takes into account the recommendations of our CEO.

Compensation Program Objectives and Rewards

We believe that our executive compensation program should:

•	Attract, motivate and retain highly qualified executives by paying them competitively, consistent with our success and their contributions to this success; and

•	Pay for performance by rewarding and encouraging superior company and individual performance, on both a short- and long-term basis, in a way that promotes alignment with long-term shareholder interests.

All of the compensation and benefits for our executive officers have as a primary purpose our need to attract, retain and motivate the highly talented individuals who will engage in the behaviors necessary to enable us to succeed in our mission while upholding our values in a highly competitive marketplace. Beyond that, different elements are designed to engender different behaviors.

•	Base salary and benefits are designed to attract and retain executives over time.

•	Annual cash awards under the Executive Officers Variable Pay Plan (“VPP”) are designed to focus executives on specific company and individual performance goals established each year by the Compensation Committee. Executive officers may also receive discretionary bonuses based on performance not otherwise measured by the VPP or for other reasons.

•	Long-term equity incentives — stock options and restricted stock units (“RSUs”) under the shareholder-approved 2006 Stock Incentive Plan — focus executives’ efforts on the behaviors within their control that they believe are necessary to ensure our long-term success, as reflected in increases to our stock price over a period of years.

•	Severance and change of control arrangements are designed to facilitate our ability to attract and retain executives as we compete for talent in a marketplace where such protections are commonly offered. These arrangements ease an executive’s transition due to an unexpected employment termination. In the event of rumored or actual fundamental corporate changes, these arrangements will also allow executives to remain focused on our business interests.

Elements of Our Compensation Program

Base Salaries

The Compensation Committee determines base salaries for the executive officers early each year, based on job responsibilities and individual contribution as well as base salary levels of executives at peer hospitality companies. In determining the base salaries of executive officers other than the CEO, the Compensation Committee takes into consideration recommendations made by the CEO.

In November 2006, an independent compensation consulting firm provided the Compensation Committee a report and recommendations with respect to total compensation levels for our senior management team. The firm updated this report in January 2008 and provided competitive data sets and recommendations to assist the Compensation Committee in establishing 2008 compensation levels for the executive officers. The report was based on the following group of nine hospitality companies:

Ashford Hospitality Trust	Interstate Hotels & Resorts, Inc.
Bluegreen Corporation	Lodgian, Inc.
Choice Hotels International, Inc.	The Marcus Corporation
Equity Inns, Inc.	Morgans Hotel Group Co.
FelCor Lodging Trust

The Compensation Committee relied in part on this updated report in establishing executive officer base salaries for 2008. In establishing these base salaries, the Compensation Committee also obtained base salary data from the Hospitality Compensation Exchange Lodging Corporate Annual Report and determined that, as a guideline, it would target base salaries for our executives at the 50th percentile.

In February 2008, the Compensation Committee approved the following approximate percentage increases in the base salaries of the then executive officers:

Percentage
Name	Increase in Salary

Anupam Narayan	38%
John M. Taffin	5%
Thomas L. McKeirnan	10%

The increase for Mr. Narayan coincided with his appointment as our CEO on February 11, 2008 following the retirement of Arthur M. Coffey. Mr. Taffin’s employment with our company terminated effective October 31, 2008.

Anthony F. Dombrowik was appointed as our Senior Vice President, Chief Financial Officer on March 26, 2008, at which time the Compensation Committee, after reviewing various compensation surveys and information, increased his annual base salary by approximately 21% to $175,000. Effective April 1, 2008, George H. Schweitzer was hired to serve as our Senior Vice President, Hotel Operations at an annual base salary of $210,000.

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), base salaries paid to executive officers are deductible for federal income tax purposes except to the extent that they exceed $1 million. No executive received base salary in excess of $1 million in 2008.

VPP and Other Annual Cash Awards

Early each year, the Compensation Committee determines company and individual performance goals for each executive officer under the VPP, as well as the various levels of cash awards that each executive will receive based on the extent to which his goals are achieved. Company goals are generally related to our company’s overall financial performance. Individual goals may be subjective or objective, but they are generally based on performance in areas of our business that the Compensation Committee believes are important to our success. The goals and award levels are initially proposed by the CEO, and the final goals and award levels are determined following a dialogue between the Compensation Committee and the CEO. Award levels are specified as a percentage of base salary. The award levels that are potentially available under the VPP are, as a guideline, targeted at the 50th percentile of peer company annual incentive compensation.

In February 2008, the Compensation Committee determined VPP goals for 2008. There were three company goals related to achievement of specified levels of earnings per share (EPS), EBITDA and cash return on equity, which is the ratio of funds from operations (FFO) to prior year end equity. Although individual goals under the VPP had varied among the executives in prior years, for 2008 there were four identical individual goals for each of the executives. At the same time, the following award levels were established, based in part on the updated report that, as discussed above, the Compensation Committee obtained in January 2008 from an independent compensation consulting firm.

VPP Award Levels for 2008

	Percentage of Base Salary			Possible Award Payouts ($)
	Threshold (1)	Target	Maximum	Threshold (1)	Target	Maximum	Actual

Anupam Narayan	0%	60%	100%	0	216,000	360,000	0
George H. Schweitzer (2)	0%	30%	50%	0	47,000	79,000	0
Thomas L. McKeirnan	0%	30%	50%	0	62,700	104,500	0
Anthony F. Dombrowik	0%	30%	50%	0	52,500	87,500	0
Arthur M. Coffey (3)	—	—	—	—	—	—	—
John M. Taffin (4)	0%	30%	50%	0	63,000	105,000	0

(1)	Award payouts under the VPP have historically been based on up to three company performance goals and up to five individual performance goals for each executive, and neither the goals nor their weightings have been uniform among the executives. As a result, we do not consider the VPP to have any “Threshold” award level. If each of the continuing executives had achieved in 2008, for each of his individual and company goals under the VPP, the minimum level of performance required for that achievement to result in some contribution to award payout under the VPP, the respective percentages of base salary and award payouts that these executives would have received would have been as follows: Mr. Narayan, 40.5% and $145,800; Mr. Schweitzer, 20.3% and $31,952; Mr. McKeirnan, 20.3% and $42,323; and Mr. Dombrowik, 20.3% and $35,438.

(2)	The 2008 award levels for Mr. Schweitzer were prorated based on his hire date of April 1, 2008.

(3)	Mr. Coffey retired in February 2008 and, as a result, award levels were not established for him under the VPP for 2008.

(4)	Mr. Taffin’s employment terminated effective October 31, 2008. Pursuant to the terms of his employment agreement, Mr. Taffin will receive certain severance payments, including the target award amount available to him under the VPP for 2008 (prorated for the portion of the year elapsed at the time of his termination). See the Table of Severance Payment and Benefits for Departed Executives appearing on page 28 of this Proxy Statement.

The 2008 targets for the three company goals were EPS of $.38, EBITDA of $38.7 million and cash return on equity of 14.2%. For each of these goals that was achieved, the executives would be entitled to 20% of the targeted award levels under the VPP.

The following were the 2008 individual goals and the targeted level of performance under the VPP (the percentages of the targeted award levels under the VPP that would be awarded for achievement of these goals are included in parentheses):

•	Revenue per available room (RevPAR) penetration of 93% (15%);

•	Customer satisfaction of 90% (5%);

•	Associate (employee) satisfaction of 79% (10%); and

•	Acquisition of two new hotels during the calendar year (10%).

Under the VPP, there is an overriding discretionary analysis of each executive’s eligibility to receive variable pay. For example, if an executive fails to follow company policy and procedures, exposes the company to legal liability, or exhibits behavior inappropriate for a leadership position, he may be disqualified from receiving his variable pay, even if his specified performance goals are achieved.

No awards will be paid under the VPP for 2008. Awards paid in 2008 for 2007 performance exceeded the targeted amount for Mr. Coffey and were approximately the same as the targeted amounts for the other then executive officers.

In addition to awards under the VPP, the Compensation Committee has on occasion granted discretionary bonuses to executive officers based on performance not otherwise measured by the VPP or for other reasons. No discretionary bonuses were granted for 2008.

We generally intend that executive officer compensation be fully deductible for federal income tax purposes, taking into account Section 162(m) of the Code, provided that other compensation objectives are met. We have not sought shareholder approval of the VPP, which would ensure deductibility under the Code, because we anticipate that, for the foreseeable future, no executive officer will have aggregate base salary and annual incentive awards of more than $1 million during any calendar year.

Long-Term Equity Incentives

We provide long-term incentives to our executive officers in the form of stock options and restricted stock units (“RSUs”). This combination of equity incentives is intended to benefit shareholders by enabling us to better attract and retain top talent in a marketplace where such incentives are prevalent. Both stock options and RSUs closely align our executives with the achievement of our longer-term financial objectives that enhance shareholder value.

The compensation consulting firm retained by the Compensation Committee recommended that, in order to be more consistent with practices at our peer companies, we adopt specific guidelines for annual grants of equity incentives to our executive officers. Based on this recommendation, the Compensation Committee adopted guidelines under which the executive officers would generally receive annual stock option and RSU grants having a total value equal to from 40% to 100% of their base salaries, with the value of the stock option and RSU components constituting 75% and 25%, respectively, of this total value. At the time of the annual meetings in 2007 and 2008, the Compensation Committee granted equity incentives to the executive officers based on these guidelines. Mr. Narayan was also granted additional equity incentives when he was appointed CEO in February of 2008. The Compensation Committee reviews the mix of stock option and RSUs on an annual basis and may adjust it based on market conditions and current practice.

•  Stock Options

Stock options provide for financial gain derived from the potential appreciation in stock price from the date that the option is granted until the date that the option is exercised. The exercise price of our stock options is set at fair market value, which is the closing selling price of our common stock on the NYSE on the grant date. The vesting provisions of the stock options we have granted in the past have varied. The stock options granted to the executive officers in 2008 will vest in equal annual increments over a period of four years from the date of grant.

Under the shareholder-approved Incentive Stock Plan, we may not grant stock options at a discount to fair market value or with a so-called “reload” feature, and we may not reduce the exercise price of outstanding stock options except in the case of a stock split or other similar event. We do not lend funds to employees to enable them to exercise stock options.

We do not backdate options or grant options retroactively. In addition, we do not plan to coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information. Our options are granted at fair market value on a fixed date or event, with all required approvals obtained in advance of or on the actual grant date. All grants to executive officers require the approval of the Compensation Committee.

Our long-term performance ultimately determines the value of stock options, because gains from stock option exercises are entirely dependent on the long-term appreciation in the price of our common stock. As a result, we believe stock option grants encourage executives and other employees to focus on behaviors and initiatives that should lead to an increase in the price of our common stock, which benefits all our shareholders.

Under Section 162(m) of the Code, we generally may not deduct compensation paid to an executive officer in a calendar year if it exceeds $1 million. Certain compensation that is considered “performance-based” is deductible without regard to this $1 million limitation. We believe that any compensation attributable to stock options held by our executive officers will be considered performance-based, so Section 162(m) of the Code should not limit our ability to deduct it for federal income tax purposes.

•  Restricted Stock Units

RSU grants provide for the issuance of shares of our common stock if the recipient has met certain continued service requirements. Under the RSUs granted to our executive officers in 2008, an executive will receive one-fourth of the shares subject to his award on each of the first four anniversaries of the date of grant so long as he remains continuously employed with us until the applicable anniversary.

Unlike stock options, RSUs may have value even if the price of our common stock does not increase. Nevertheless, we award RSUs because they promote retention and we believe they also create incentives for executives to focus on increased share prices so that the common stock subject to the award will be as valuable as possible when it is eventually issued. Although we do not impose any restriction on the sale of common stock issued pursuant to RSUs, we expect that our executives will continue to hold some if not all of the shares issued, which will also keep their interests aligned with those of our shareholders.

Our RSUs do not qualify as performance-based compensation under Section 162(m) of the Code. As a result, the value of common stock ultimately issued to an executive officer pursuant to an RSU will not be deductible to the extent that value, when aggregated with the executive officer’s other aggregate compensation that is subject to Section 162(m), exceeds $1 million.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth summary information concerning the compensation awarded to, paid to or earned by our named executive officers for all services rendered in all capacities to us in 2006, 2007 and 2008.

						Non-Equity
						Incentive
				Stock	Option	Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(1)	($)(2)	($)(3)(4)	($)

Anupam Narayan (5)	2008	345,715	—	58,347	184,915	0	5,496	594,473
President, Chief	2007	259,941	—	37,397	141,196	106,345	8,988	553,867
Executive Officer and Director	2006	245,625	—	19,648	75,855	99,406	8,565	449,099
George H. Schweitzer (6)	2008	148,615	—	7,625	26,062	0	18,241	200,543
Senior Vice President, Hotel Operations
Thomas L. McKeirnan	2008	206,808	—	11,755	54,694	0	7,702	280,959
Senior Vice President,	2007	186,946	—	6,758	46,621	55,296	10,602	306,223
General Counsel and	2006	158,291	—	332	27,742	42,351	9,594	238,310
Corporate Secretary
Anthony F. Dombrowik (7)	2008	164,980	—	8,925	36,305	0	7,702	217,912
Senior Vice President, Chief Financial Officer
Arthur M. Coffey (8)	2008	68,325	—	3,893	29,841	0	3,575,201	3,677,260
Former President, Chief	2007	388,501	—	36,563	353,728	252,736	14,913	1,046,441
Executive Officer and Director	2006	354,791	—	1,862	240,984	233,547	14,252	845,436
John M. Taffin (9)	2008	193,846	—	12,865	76,566	0	939,043	1,222,320
Former Executive Vice	2007	208,470	—	9,975	88,902	66,202	9,603	383,152
President, Hotel Operations	2006	195,244	13,280	512	66,431	45,914	9,335	330,717

(1)	Represents compensation expense recognized for financial reporting purposes under Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” for restricted stock units and stock options held by our executive officers. See Note 8 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008 for information regarding the assumptions underlying the valuation of these equity awards.

(2)	Represents amounts earned under our Executive Officers Variable Pay Plan. This plan is further discussed under the caption “VPP and Other Annual Cash Awards” in the Compensation Discussion and Analysis.

(3)	Amounts shown for 2008 include or represent the following discounts accorded the executive officers from contributions otherwise required for participation in our self-insured medical, dental and vision plan: Mr. Narayan, $5,496; Mr. Schweitzer, $5,839; Mr. McKeirnan, $7,702; Mr. Dombrowik, $7,702; Mr. Coffey, $1,242; and Mr. Taffin, $6,418. The amount shown for Mr. Schweitzer also includes $12,402 in relocation expenses. Except as disclosed in footnote 4 below, the total value of all perquisites and personal benefits received by each other executive officer in 2008 was less than $10,000.

(4)	Amounts shown for 2008 for Messrs. Coffey and Taffin also include amounts paid or accrued in connection with Mr. Coffey’s retirement on February 11, 2008, and Mr. Taffin’s termination on October 31, 2008. These amounts for Mr. Coffey were: severance payments, $2,124,153; accrued vacation pay, $30,000; continuation of medical coverage, $25,116; acceleration of vesting of restricted stock units, $132,388; and acceleration and modification of stock options, $1,262,302. These amounts for Mr. Taffin were: severance payments, $633,409; accrued vacation pay, $4,240; continuation of medical coverage, $26,400; acceleration of vesting of restricted stock units, $60,183; and acceleration of stock options, $208,393.

(5)	Mr. Narayan was appointed as our President and Chief Executive Officer on February 11, 2008. Prior to that time, he served as our Executive Vice President, Chief Investment Officer and Chief Financial Officer.

(6)	Mr. Schweitzer was hired to serve as our Senior Vice President, Hotel Operations effective April 1, 2008.

(7)	Mr. Dombrowik was appointed as our Senior Vice President, Chief Financial Officer on March 26, 2008. Prior to that time, he served as our Senior Vice President, Controller.

(8)	Mr. Coffey retired on February 11, 2008.

(9)	Mr. Taffin’s employment terminated effective October 31, 2008.

2008 Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our named executive officers for the year ended December 31, 2008.

						All Other	All Other
						Stock	Option		Grant
						Awards:	Awards:	Exercise	Date Fair
			Estimated Possible Payouts Under			Number	Number of	or Base	Value of
			Non-Equity Incentive Plan			of Shares	Securities	Price of	Stock and
			Awards (1)			of Stock	Underlying	Option	Option
			Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Type of Award	Grant Date	($)(2)	($)	($)	(#)(3)	(#)(4)	($/Sh)	($)(5)

Anupam Narayan	Annual Incentive Award		0	216,000	360,000
	Restricted Stock Award	2/13/08				5,769			44,998
	Option Award	2/13/08					52,734	7.80	135,062
	Restricted Stock Award	5/22/08				5,149			44,552
	Option Award	5/22/08					47,368	8.74	112,262
George H. Schweitzer	Annual Incentive Award		0	47,000	79,000
	Restricted Stock Award	4/1/08				4,261			37,497
	Option Award	4/1/08					45,000	8.80	138,995
Thomas L. McKeirnan	Annual Incentive Award		0	62,700	104,500
	Restricted Stock Award	5/22/08				2,391			20,688
	Option Award	5/22/08					22,000	8.74	52,140
Anthony F. Dombrowik	Annual Incentive Award		0	52,500	87,500
	Restricted Stock Award	5/22/08				2,002			17,323
	Option Award	5/22/08					18,421	8.74	43,658
Arthur M. Coffey (6)
John M. Taffin	Annual Incentive Award		0	63,000	105,000
	Restricted Stock Award	5/22/08				2,523			21,831
	Option Award	5/22/08					23,211	8.74	55,010

(1)	These represent the “Threshold”, “Target” and “Maximum” award payouts that were available for the 2008 performance period under our Executive Officers Variable Pay Plan (the “VPP”). This plan is further discussed under the caption “VPP and Other Annual Cash Awards” in the Compensation Discussion and Analysis. The actual award payouts are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)	Award payouts under the VPP have historically been based on up to three company performance goals and up to five individual performance goals for each executive, and neither the goals nor their weightings have been uniform among the executives. As a result, we do not consider the VPP to have any “Threshold” award level. If each of the executives had achieved in 2008, for each of his individual and company goals under the VPP, the minimum level of performance required for that achievement to result in some contribution to award payout under the VPP, the respective award payouts that the executives would have received would have been as follows: Mr. Narayan, $145,800; Mr. Schweitzer, $31,952; Mr. McKeirnan, $42,323; Mr. Dombrowik, $35,438; and Mr. Taffin, $44,651.

(3)	These awards are restricted stock units awarded under our 2006 Stock Incentive Plan. These units will vest in equal installments on the first four anniversaries of the grant date, subject to continuous service with us or one of our affiliates. When restricted stock units vest, we will issue one share of our common stock for each unit that vests as soon as is administratively practicable.

(4)	These awards are nonqualified options under our 2006 Stock Incentive Plan. Each option has a term of ten years and an exercise price equal to the closing market price of our common stock on the date of grant. The options will vest in equal installments on the first four anniversaries of the grant date, subject to continuous service with us or one of our affiliates.

(5)	Represents the grant date fair value of these stock awards and option awards computed in accordance with Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment.”

(6)	Due to his retirement on February 11, 2008, Mr. Coffey did not receive any plan-based awards for the year ended December 31, 2008.

2008 Outstanding Equity Awards at Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards held by each of our named executive officers at December 31, 2008.

	Option Awards (1)					Stock Awards (1)
								Market
	Number of	Number of				Number of		Value of
	Securities	Securities				Shares or		Shares or
	Underlying	Underlying				Units of		Units of
	Unexercised	Unexercised				Stock That		Stock That
	Options	Options		Option	Option	Have Not		Have Not
	(#)	(#)		Exercise Price	Expiration	Vested		Vested
Name	Exercisable	Unexercisable		($)	Date	(#)		($)(2)

Anupam Narayan	40,000	40,000	(3)	5.10	11/22/14
	0	30,000	(4)	7.46	11/10/15
	16,654	16,652	(5)	12.21	11/21/16
	8,348	25,042	(6)	13.00	5/17/17
	0	52,734	(7)	7.80	2/13/18
	0	47,368	(8)	8.74	5/22/18
						1,901	(9)	4,524
						2,813	(10)	6,695
						5,769	(11)	13,730
						5,149	(12)	12,255
George H. Schweitzer	0	45,000	(13)	8.80	4/1/18
						4,261	(14)	10,141
Thomas L. McKeirnan	10,451	0		5.98	7/1/13
	12,500	12,500	(15)	5.10	11/19/14
	0	7,500	(4)	7.46	11/10/15
	5,724	5,723	(5)	12.21	11/21/16
	3,254	9,760	(6)	13.00	5/17/17
	0	22,000	(8)	8.74	5/22/18
						652	(9)	1,552
						1,097	(10)	2,611
						2,391	(12)	5,691
Anthony F. Dombrowik	7,525	0		5.98	6/23/13
	2,500	2,500	(15)	5.10	11/19/14
	0	5,000	(4)	7.46	11/10/15
	4,341	4,340	(5)	12.21	11/21/16
	2,312	6,935	(6)	13.00	5/17/17
	0	18,421	(8)	8.74	5/22/18
						495	(9)	1,178
						779	(10)	1,854
						2,002	(12)	4,765
Arthur M. Coffey(16)	1,052	0		10.94	1/4/09
	5,000	0		7.50	11/8/09
	9,624	0		8.31	1/3/10
	20,758	0		6.07	2/11/11
	27,757	0		5.26	2/11/11
	250,000	0		5.10	2/11/11
	100,000	0		7.46	2/11/11
John M. Taffin(17)	17,650	0		12.21	11/21/16
	17,979	0		13.00	5/17/17
	23,211	0		8.74	5/22/18
						5,548		13,207

(1)	The vesting of unvested options and restricted stock units is subject to continuous service with us or one of our affiliates through the respective scheduled dates of vesting disclosed in the footnotes to this table. Under certain circumstances, these vesting dates may be accelerated. See — Employment Agreements; Severance and Change of Control Arrangements.

(2)	The value of these restricted stock units is calculated by multiplying the number of unvested units by $2.38, the closing market price of our common stock on December 31, 2008.

(3)	This option will vest as to the remaining shares on November 22, 2009.

(4)	Each of these options will vest in two equal installments on November 10, 2009 and November 10, 2010. However, each of these options will vest earlier (a) as to one-fourth of the shares if, prior to November 10, 2009, the market price of our common stock reaches $14.92 for 60 consecutive trading days, and (b) as to an additional one-fourth of the shares if prior to that date the market price of our common stock reaches $22.38 for 60 consecutive trading days.

(5)	Each of these options will vest as to the remaining shares in two equal installments on November 21, 2009 and November 21, 2010.

(6)	Each of these options will vest as to the remaining shares in three equal installments on May 17, 2009 and the next two anniversaries of that date.

(7)	This option vested as to one-fourth of the shares on February 13, 2009 and will vest as to the remaining shares in three equal installments on the next three anniversaries of that date.

(8)	Each of these options will vest in four equal installments on May 22, 2009 and the next three anniversaries of that date.

(9)	Each of these restricted stock unit awards will vest in two equal installments on November 21, 2009 and November 21, 2010.

(10)	Each of these restricted stock unit awards will vest in three equal installments on May 17, 2009 and the next two anniversaries of that date.

(11)	This restricted stock unit award will vest in four equal installments on February 13, 2009 and the next three anniversaries of that date.

(12)	Each of these restricted stock unit awards will vest in four equal installments on May 22, 2009 and the next three anniversaries of that date.

(13)	This option vested as to one-fourth of the shares on April 1, 2009 and will vest as to the remaining shares in three equal installments on the next three anniversaries of that date.

(14)	This restricted stock unit award vested as to one-fourth of the shares on April 1, 2009 and will vest as to the remaining shares in three equal installments on the next three anniversaries of that date.

(15)	Each of these options will vest as to the remaining shares on November 19, 2009.

(16)	All of Mr. Coffey’s stock options vested in connection with his retirement on February 11, 2008.

(17)	All of Mr. Taffin’s stock options and restricted stock units vested in connection with the termination of his employment effective October 31, 2008. As of January 31, 2009, all of the stock options had expired without being exercised. The shares underlying the restricted stock units will be issued to Mr. Taffin on May 1, 2009.

2008 Option Exercises and Stock Vested

The following table summarizes the option exercises and vesting of stock awards for each of our named executive officers for the year ended December 31, 2008.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares
	Acquired	Realized	Acquired		Value Realized
	on Exercise	on Exercise	on Vesting		on Vesting
Name	(#)	($)	(#)		($)(1)

Anupam Narayan	0	0	5,594		18,048
George H. Schweitzer	0	0	0		0
Thomas L. McKeirnan	0	0	692		4,101
Anthony F. Dombrowik	0	0	507		2,942
Arthur M. Coffey	0	0	12,990	(2)	99,114
John M. Taffin	0	0	6,052	(3)	20,141

(1)	All of these stock awards were restricted stock units. The value of the shares of common stock acquired upon vesting of these restricted stock units is calculated by multiplying the number of shares by the closing market price of our common stock on the date the units vested.

(2)	All of these restricted stock units vested in connection with Mr. Coffey’s retirement on February 11, 2008.

(3)	Of these restricted stock units, 5,548 vested in connection with the termination of Mr. Taffin’s employment effective October 31, 2008.

Employment Agreements; Severance and Change of Control Arrangements

Employment Agreements

We have written employment agreements with Anupam Narayan, George H. Schweitzer, Thomas L. McKeirnan and Anthony F. Dombrowik that provided for 2009 base salaries of $360,000, $210,000, $209,000 and $175,000. In early 2009, in conjunction with a company-wide 5% reduction of salaries for all salaried employees, the agreements with our executives were amended to reduce the base salaries by 5% during the first six months of 2009. Each of our executives has indicated his willingness to continue to receive this reduced level of base salary so long as the company-wide 5% salary reduction remains in place.

The following is a summary of the other material terms of these employment agreements.

Term of Agreements; Restrictive Covenants

Each of these executives will serve in his current position through December 31, 2009, unless his agreement terminates earlier in accordance with its terms. Thereafter, each agreement automatically renews for additional one-year periods, unless terminated by either party upon 120-days’ notice (a “Non-renewal Notice”) prior to the end of the initial or any renewal period. If not terminated earlier, the agreements with Messrs. Narayan, Schweitzer and Dombrowik will terminate automatically on May 31, 2012. Following termination of an agreement for any reason, the executive will generally be prohibited from competing with us for a period of one year or soliciting any of our employees for a period of two years.

Annual Bonuses

If an executive officer attains the target performance measures determined under the Executive Officers Variable Pay Plan (“VPP”) for a particular year, he must be eligible, subject to any discretion accorded the Compensation Committee under the terms of the VPP to withhold a bonus otherwise payable, for a bonus equal to a percentage of his base salary for that year, as set forth in the following table (Mr. Coffey’s agreement did not specify any particular level of bonus entitlement):

Bonus
Executive	Percentage

Anupam Narayan	60%
George H. Schweitzer	30%
Thomas L. McKeirnan	30%
Anthony F. Dombrowik	30%

No bonuses will be awarded under the VPP for 2008. The maximum bonuses available under the VPP for 2009, measured as a percentage of base salary, are 200% for Mr. Narayan and 100% for each of Messrs. Schweitzer, McKeirnan and Dombrowik. The maximum goals and corresponding bonus levels for 2009 were increased over those determined for 2008 in order to incentivize higher achievement.

Severance Arrangements

If we deliver a Non-Renewal Notice to an executive or terminate his agreement without cause, or if an executive terminates his agreement for good reason within six months following the occurrence of the event that constitutes good reason, then:

•	any stock options held by the executive will immediately vest and be exercisable, except that, in the case of Messrs. Narayan, Schweitzer, and Dombrowik, this will not apply to any stock option for which the exercise price is more than 10% higher than the closing market price of our common stock on the date of termination;

•	any stock granted to the executive will immediately vest, all restrictions on restricted stock issued to the executive will terminate, and any restricted stock awarded but not yet issued to the executive will be issued;

•	in the case of each of Mr. Narayan, we must provide a lump-sum severance payment equal to two times his cash compensation for the prior year, plus the target award amount available under the VPP for the year in which the termination occurs (prorated for the portion of the year elapsed at the time of termination), plus a continuation of all life, health and insurance benefits for a two-year period;

•	in the case of Messrs. Schweitzer, McKeirnan and Dombrowik, we must provide a lump-sum severance payment equal to his cash compensation for the prior year (but not less than his total annual base salary rate), plus the target award amount available under the VPP for the year in which the termination occurs (prorated for the portion of the year elapsed at the time of termination), plus a continuation of all life, health and insurance benefits for a one-year period; and

•	to the extent that the foregoing severance payments or benefits received by an executive are deemed “excess parachute payments” within the meaning of Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), and thereby result in the imposition upon the executive of the excise tax imposed by Section 4999 of the Code, we must pay the executive an additional amount (the “Gross-Up Payment”) such that the net amount retained by the executive, after deduction of (i) any excise tax payable on such excess parachute payments and the Gross-Up Payment, and (ii) any federal, state and local income and employment taxes payable on the Gross-Up Payment, is the same as it would have been if such excise tax had not been imposed.

The circumstances that constitute “good reason” entitling an executive to severance benefits following a voluntary termination of employment generally relate to: (i) assignment to the executive of duties materially inconsistent with the executive’s positions and responsibilities as described in the agreement; (ii) the removal of the executive from such positions; (iii) any material continuing breach of the agreement; and/or (iv) a change in our headquarters office location. However, the executive will not have good reason unless the executive gives us written notice that the specified conduct or event has occurred giving rise to his having good reason, and we fail to cure such conduct or event within 30 days after receipt of such notice.

If the employment of our four current executive officers had terminated immediately following the end of our fiscal year ended December 31, 2008 under circumstances entitling them to the severance benefits described above, the lump-sum severance payments payable to the executive officers, and the value of the other severance benefits they would have received, would have been as shown in the following table (due to the fact that there would have been no excess parachute payments on the assumed date of termination, no Gross-Up Payments would have been payable with respect to such terminations):

Table of Severance Payments and Benefits

		Accelerated	Accelerated	Life, Health
	Severance	Stock	Restricted	and Insurance
Name	Payment (1) (2)	Options	Stock Units (3)	Benefits (4)	Total (5)

Anupam Narayan	$720,000	$0	$37,204	$18,724	$775,928
George H. Schweitzer	$210,000	$0	$10,141	$12,970	$233,111
Thomas L. McKeirnan	$209,000	$0	$9,854	$12,970	$231,824
Anthony F. Dombrowik	$175,000	$0	$7,797	$12,970	$195,767

(1)	The severance payment for Mr. Narayan equals two times his total cash compensation for 2008, and the severance payment for each of Messrs. Schweitzer, McKeirnan and Dobrowik equals his total cash compensation for 2008 (but not less than his total annual base salary rate).

(2)	If the termination of employment entitling an executive officer to a severance payment and other severance benefits occurs other than at the beginning of a fiscal year, the executive officer will receive, in addition to the amount set forth in this column, the target award amount available to him under the VPP for the year in which the termination occurs (prorated for the portion of the year elapsed at the time of termination). The target award amounts available to the executive officers for 2008 were as follows: Mr. Narayan, $216,000; Mr. Schweitzer, $47,000; Mr. McKeirnan, $62,700; and Mr. Dombrowik, $52,500.

(3)	The value of the accelerated restricted stock units is calculated by multiplying the number of unvested units by $2.38, the closing market price of our common stock on December 31, 2008.

(4)	The value of the continuation of benefits under our self-insured medical, dental and vision plan is estimated based on the average per employee cost of that plan for various categories of employees in 2008.

(5)	Assumes that no amounts described in footnote 2 to this table are paid in connection with the termination of employment entitling the executive officers to severance payments and other severance benefits.

The following table shows the severance payments and benefits paid or accrued in connection with the termination of the employment of Arthur M. Coffey, our former President and Chief Executive Officer, who retired on February 11, 2008, and John M. Taffin, our former Executive Vice President, Hotel Operations, whose employment terminated effective October 31, 2008:

Table of Severance Payments and Benefits for Departed Executives

		Accelerated	Accelerated	Life, Health
	Severance	Stock	Restricted	and Insurance
Name	Payment	Options	Stock Units	Benefits	Total (6)

Arthur M. Coffey	$2,124,153	$1,292,143	$136,281	$25,116	$3,577,693
John M. Taffin	$633,409	$208,393	$60,183	$26,400	$928,385

Change of Control Arrangements

If our company undergoes a change of control as defined in the respective employment agreements, then any stock options held by the executives will immediately vest and be exercisable, any stock granted to the executives will immediately vest, all restrictions on restricted stock issued to the executives will terminate, and any restricted stock awarded but not yet issued to the executives will be issued. The value of the acceleration of these equity awards is shown in the above Table of Severance Payments and Benefits.

DIRECTOR COMPENSATION

We pay our Chairman of the Board an annual retainer of $70,000, and we pay or reimburse him for the cost of his office space. We pay each of our other non-employee directors an annual retainer of $30,000. The chair of the Audit Committee receives an additional annual fee of $20,000. The chairs of each of the Compensation Committee and the Nominating and Corporate Governance Committee receive an additional annual fee of $15,000. Non-chair members of these committees receive an additional $5,000 annual fee for each committee on which they serve. All director fees are generally payable in advance in cash in equal quarterly installments. However, the director fees for the second quarter of 2009 were reduced by 5% and paid by issuance of shares of our common stock having a then value equal to the applicable fee amounts. Until changed by the Board, director fees for future quarters will also be reduced by 5% and paid by issuance of our common stock.

In addition to annual fees, each non-employee director is entitled to receive, as soon as reasonably practical after each annual meeting of our shareholders while he continues to serve as a director, a grant of shares of our common stock that, based on the closing market price on the last trading day prior to the annual meeting, have a value of $30,000.

In addition to the annual fees and stock grants, it is our policy to reimburse directors for their out-of-pocket expenses incurred in connection with their service on the Board and its committees.

Our President and Chief Executive Officer is not separately compensated outside of his employment agreement for service as a director.

2008 Director Compensation Table

The following table shows compensation of the non-employee members of our Board for 2008:

	Fees Earned	Stock	All Other
	or Paid in	Awards	Compensation		Total
Name	Cash ($)	($)(1)(2)	($)		($)

Donald K. Barbieri	70,000	25,000	13,200	(3)	108,200
Richard L. Barbieri	30,000	25,000	0		55,000
Ryland P. Davis	40,000	25,000	0		65,000
Jon E. Eliassen	50,000	25,000	0		75,000
Peter F. Stanton	60,000	25,000	0		85,000
Ronald R. Taylor	55,000	25,000	0		80,000

(1)	On May 22, 2008, each director named above received a grant of 2,860 unrestricted shares of our common stock. The amounts shown in this column represent the grant date fair value of these stock awards computed in accordance with Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment.” We recognized the full value of these awards as compensation expense in 2008 for financial reporting purposes.

(2)	At December 31, 2008, Messrs. Stanton and Taylor each held options to acquire 1,000 shares of our common stock. At that date, none of our other non-employee directors held options to acquire our common stock.

(3)	Represents the amounts that we paid or reimbursed Mr. Barbieri for the cost of his office space during 2008.

REPORT OF THE AUDIT COMMITTEE3

The Audit Committee oversees our company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements with management.

The committee discussed with BDO Seidman, LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The committee also received the written disclosures and the letter from BDO Seidman, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the committee concerning independence, and has discussed with BDO Seidman, LLP the committee’s independence.

In reliance on the reviews and discussions referred to above, the committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission. The committee and the Board have also recommended, subject to shareholder ratification, the selection of BDO Seidman, LLP as our independent registered public accounting firm for 2009.

Respectfully submitted,

Audit Committee of the Board of Directors

Peter F. Stanton, Chairman
Ryland P. “Skip” Davis
Jon E. Eliassen
Ronald R. Taylor

March 24, 2009

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

The audit fees incurred for professional services by BDO Seidman, LLP for 2008 were $594,000, including fees for the annual audit of the 2008 financial statements, Sarbanes-Oxley compliance work and quarterly reviews; and $69,000 of fees for the audit of certain hotel properties. In addition, we incurred $5,000 in fees related to the review of an SEC comment letter we received in 2008.

The audit fees incurred for professional services by BDO Seidman, LLP for 2007 were $585,000, including fees for the annual audit of the 2007 financial statements, Sarbanes Oxley compliance work and quarterly reviews; and $71,500 of fees for the audit of certain hotel properties.

Audit-Related Fees

The fees billed for professional services by BDO Seidman, LLP for audit-related fees for 2008 were $24,500. Services covered included audit and attest services required by agreement on entities we consolidate, but not

3 The material in this report is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

required by statute or a regulatory body. They also included fees related to the audit of our employee benefit plan, certain advice and accounting research.

The fees billed for professional services by BDO Seidman, LLP for audit-related fees for 2007 were $25,500. Services covered included audit and attest services required by agreement on entities we consolidate, but not required by statute or a regulatory body. They also included fees related to the audit of our employee benefit plan, certain advice and accounting research.

Tax Fees

The fees billed by BDO Seidman, LLP for tax-related services for 2008 were $153,775. Services covered an IRS exam, tax returns, year-end tax planning and tax advice.

The fees billed by BDO Seidman, LLP for tax-related services for 2007 were $155,800. Services covered an IRS exam, tax returns, year-end tax planning and tax advice.

Other Fees

There were no other fees billed by BDO Seidman, LLP for any other professional services rendered to us during 2008 or 2007.

During 2008 and 2007, BDO Seidman, LLP did not provide our company any professional services described in paragraph (c)(4) of Rule 2-01 of Regulation S-X.

Pre-Approval Policies and Procedures

The Audit Committee is responsible for selecting, setting compensation and overseeing the work of our independent registered public accounting firm. The committee has adopted a policy that requires advance approval of audit, audit-related, tax, and other services (“audit and non-audit services”) performed by the independent registered public accounting firm.

The committee has delegated to its chairman authority to approve permitted services provided that the chairman reports any decisions to the committee at its next regularly scheduled meeting. On an ongoing basis, management communicates specific projects and categories of services for which the advance approval of the committee or chairman is requested. The committee or chairman reviews these requests and advises management if the engagement services of the independent registered public accounting firm are approved. On a periodic basis, management reports to the committee actual spending for audit and non-audit services compared to approved amounts.

Auditor Independence

The Audit Committee has considered whether and determined that the other professional services provided by BDO Seidman, LLP are compatible with maintaining its independence.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under our written Statement of Policy with respect to Related Party Transactions, a related party transaction (as defined below) may be consummated or may continue only if the Audit Committee of our Board, or in certain cases the full Board, approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy applies to the following related parties:

•	our directors;

•	any of our executive or other officers who are required by Section 16(a) of the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission;

•	any person who is the beneficial owner of more than 5% of our common stock;

•	any immediate family member, as defined in the policy, of any of the foregoing persons; and

•	any entity that is owned or controlled in substantial part by any of the foregoing persons.

“Related party transaction” is defined in the policy as a transaction between us and any of the foregoing persons.

Under the policy, the following transactions are deemed to be automatically pre-approved:

•	any compensation paid to a related party that has been approved by the Compensation Committee;

•	any charitable contribution, grant or endowment by us to a charitable organization, foundation or university at which a related party’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $50,000 or 2 percent of the charitable organization’s total annual receipts;

•	any transaction where the related party’s interest arises solely from the ownership of our common stock and all holders of our common stock receive the same benefit on a pro rata basis (e.g. dividends);

•	any transaction where the related party’s interest arises solely from participation in an employee benefit plan maintained by us for the general benefit of all of our employees; and

•	any transaction with a related party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

Transactions with Related Parties

Information is set forth below regarding certain related party transactions that occurred during 2008 or that are anticipated to occur during or following 2009. All of such transactions were reviewed and approved or ratified in accordance with our Statement of Policy with respect to Related Party Transactions.

Goodale & Barbieri Company

Goodale & Barbieri Company (“G&B”) was previously a wholly owned subsidiary of ours through which we conducted the management, leasing, brokerage and development portion of our former real estate division. In 2006, Thomas M. Barbieri, the brother of Donald K. Barbieri and Richard L. Barbieri, and another individual acquired G&B from us in a transaction approved by our four independent directors.

During 2008 we paid G&B $42,907 for management of the Kalispell Center and $12,836 for management of certain other properties. We expect to pay G&B additional management fees in the future. We believe that Thomas M. Barbieri owns 90% of G&B, so that the approximated dollar value of his interest in all of these transactions between G&B and us would be 90% of the respective total amounts disclosed.

David Barbieri

David Barbieri serves as our Vice President, Information Technology. He has been with our company since 1996 and has served as our Vice President, Information Technology, since 2000. He was previously a Manufacturing Engineer at Exabyte Corporation in Boulder, Colorado from 1993 to 1996 after graduating from Colorado University with a degree in Mechanical Engineering. He is the son of Donald K. Barbieri. The aggregate amount of salary and bonus that we paid David Barbieri for 2008 was $166,187. His 2009 base salary is $136,992 and his target bonus opportunity for 2009 is 30% of this salary.

PROPOSALS OF SHAREHOLDERS

Proposals of shareholders to be considered for inclusion in the Proxy Statement and proxy for our 2010 Annual Meeting of Shareholders must be received by us on or prior to December 24 , 2009.

A shareholder of record, who intends to submit a proposal at the 2010 Annual Meeting of Shareholders that is not eligible for inclusion in the Proxy Statement or proxy, or who intends to submit one or more nominations for directors at the meeting, must provide us prior written notice. Written notice of any such proposal or nominations should be addressed to our Secretary and received at our principal executive office at 201 West North River Drive, Suite 100, Spokane, Washington 99201 not later than December 24, 2009. The written notice must satisfy certain requirements specified in our By-laws, which are included in the excerpt from the By-Laws attached as Appendix C to this Proxy Statement. A complete copy of our By-laws will be sent to any shareholder upon written request to our Secretary.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission is being mailed with this Proxy Statement to each shareholder of record. Shareholders not receiving a copy of such Annual Report may obtain one without charge by writing or calling our Secretary, 201 West North River Drive, Suite 100, Spokane, Washington 99201 ((509) 459-6100).

By Order of the Board of Directors

Thomas L. McKeirnan
Secretary
Spokane, Washington

April 23, 2009

APPENDIX A

FIRST AMENDMENT
TO
RED LION HOTELS CORPORATION
2006 STOCK INCENTIVE PLAN

THIS FIRST AMENDMENT is adopted effective as of March 3, 2009 (the “Amendment Date”), by RED LION HOTELS CORPORATION, a Washington corporation (the “Company”).

RECITALS

A. The Company has adopted the Red Lion Hotels Corporation 2006 Stock Incentive Plan (the “Plan”).

B. The Company desires to amend the Plan in certain respects.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Section 4.1 of the Plan is hereby amended by deleting the first sentence thereof and substituting the following in its place:

Subject to the provisions of Section 12.1 relating to adjustments upon changes in Common Stock, the shares that may be issued pursuant to Awards shall consist of the Company’s authorized but unissued Common Stock, and the maximum aggregate amount of such Common Stock that may be issued upon exercise of all Awards under the Plan shall be 2,000,000 shares, all of which may be used for Incentive Stock Options.

2. Section 7.1 of the Plan is hereby amended by adding the following immediately after the first sentence thereof:

The maximum number of shares of Common Stock subject to Restricted Awards awarded in any single calendar year shall not exceed 500,000.

3. Section 12.1 of the Plan is hereby amended by deleting clause (c) thereof and substituting the following in its place:

(c) the maximum number of shares of Common Stock that may be subject to Restricted Awards awarded in any single calendar year;

4. Except as amended hereby, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this First Amendment has been executed as of the Amendment Date.

RED LION HOTELS CORPORATION

By	/s/ Anupam Narayan
Anupam Narayan
President and Chief Executive Officer

A-1

APPENDIX B

Corporate Governance Guidelines Regarding Director Qualifications

Director Qualification Standards

1. The Nominating and Corporate Governance Committee is responsible for recommending to the Board (1) nominees for Board membership to fill vacancies or newly created positions and (2) the persons to be nominated by the Board for election at our company’s annual meeting of shareholders.

2. In connection with the selection and nomination process, the Nominating and Corporate Governance Committee shall review the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of our company and the Board. The Board will generally look for individuals who have displayed high ethical standards, integrity and sound business judgment. This process is designed to ensure that the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of our company.

3. Independent Directors must comprise a majority of the Board.

4. A director will not be an “Independent Director” if any of the following situations set forth in the following categories apply:

(a) the director has been an employee of our company, or any of its consolidated subsidiaries, during the last three years, or the director has an Immediate Family Member who is, or who has been during the last 3 years, an executive officer of our company;

(b) the director or the director’s Immediate Family Member has received more than $120,000 per year in direct compensation from our company, or any of its consolidated subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) during any twelve-month period within the last three years;

(c) (i) the director is a current partner or employee of a firm that is our company’s independent auditor, (ii) the director has an immediate Family Member who is a current partner of such a firm, (iii) the director has an Immediate Family Member who is a current employee of such a firm and personally works on our company’s audit, or (iv) the director or an Immediate Family Member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on our company’s audit within that time;

(d) the director or the director’s Immediate Family Member is, or during the last three years, has been, part of an interlocking directorate in which a current executive officer of our company, or any of its consolidated subsidiaries, served on the compensation committee of another company that concurrently employed the director (or any of his or her Immediate Family Members) as an executive officer;

(e) the director is a current employee, or the director’s Immediate Family member is a current executive officer of a company that makes payments (exclusive of charitable contributions) to, or receives payments (exclusive of charitable contributions) from, our company, or any of its consolidated subsidiaries, for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of the consolidated gross revenues of such other company;

(f) the director has a material relationship with our company, or any of its consolidated subsidiaries, either directly or as a partner, shareholder or officer of an organization that has a material relationship with our company, or any of its consolidated subsidiaries. For this purpose, “material relationship” is defined as one in which the person, or an entity of which the director (or the director’s Immediate Family Member) is an employee, makes payments to, or receives payments from, our company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other entity’s consolidated gross revenues.

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5. In addition to satisfying all of the independence criteria set forth in paragraph 4 of this Section, all members of the Audit Committee must also meet the following requirements:

(a) A member of the Audit Committee may not receive consulting, advisory or other compensatory fees from our company, or any of its consolidated subsidiaries, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other committee of the Board (compensatory fees do not include the receipt of fixed amounts under a retirement plan (including deferred compensation) for prior service with our company or any of its consolidated subsidiaries, provided that such compensation is not contingent in any way on continued service).

(b) No member of the Audit Committee may be an “affiliated person” of our company, or any of its consolidated subsidiaries, as such term is defined by the Securities and Exchange Commission.

6. The number of boards on which a director may sit may be reviewed on a case-by-case basis by the Board.

7. The Board has not established term limits for directors. Although term limits can promote the inclusion on the Board of people with diverse perspectives, the process described in paragraph 2 of this Section can achieve the same result. Moreover, term limits have the disadvantage of causing our company to lose the contributions of directors who have been able to develop, over a period of time, increasing insight into our company and its operations, thereby increasing their contributions to our company. However, in order to promote both continuity and turnover, and to further the expectation that Board members will be very actively involved in both the affairs of our company and the communities which our company serves, the Board will normally not nominate a person who would be serving on the Board after the age of 75.

8. Each director shall be obligated to notify the Chairman of the Board of our company promptly upon learning of any fact which causes such director not to be considered an Independent Director, as set forth in paragraph 4 above, or if any entity of which such director is an officer or director becomes a competitor of our company. The Nominating and Corporate Governance Committee shall review the situation and make a prompt recommendation to the Board.

B-2

APPENDIX C

Provisions of By-Laws Regarding Director Nominations

Section 3.3 Nominations and Qualifications of Directors.

(1) Nominations of candidates for election as directors at an annual meeting of shareholders may only be made (i) by, or at the direction of, the Board of Directors or (ii) by any shareholder of the Corporation who is entitled to vote at the meeting and who complies with the procedures set forth in the remainder of this Section 3.3.

(2) If a shareholder proposes to nominate one or more candidates for election as directors at an annual meeting, the shareholder must have given timely notice thereof to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the Principal Office (i) not less than one hundred twenty (120) days prior to the first anniversary of the date that the Corporation’s proxy statement was released to shareholders in connection with the previous year’s annual meeting; (ii) a reasonable time before the Corporation begins to print and mail its proxy materials if the date of this year’s annual meeting has been changed by more than thirty (30) days from the date of the previous year’s meeting; or (iii) not more than seven (7) days following the delivery to shareholders of the notice of annual meeting with respect to the current year’s annual meeting, if the Corporation did not release a proxy statement to shareholders in connection with the previous year’s annual meeting, or if no annual meeting was held during such year.

(3) A shareholder’s notice to the Secretary under Section 3.3(2) shall set forth, as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the number and class of shares of stock of the Corporation that are beneficially owned on the date of such notice by such person and (iv) if the Corporation at such time has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any other information relating to such person required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Exchange Act, including but not limited to information required to be disclosed by Schedule 14A of Regulation 14A, and any other information that the shareholder would be required to file with the Securities and Exchange Commission in connection with the shareholder’s nomination of such person as a candidate for director or the shareholder’s opposition to any candidate for director nominated by, or at the direction of, the Board of Directors. In addition to the above information, a shareholder’s notice to the Secretary under Section 3.3(2) shall (A) set forth (i) the name and address, as they appear on the Corporation’s books, of the shareholder and of any other shareholders that the shareholder knows or anticipates will support any candidate or candidates nominated by the shareholder and (ii) the number and class of shares of stock of the Corporation that are beneficially owned on the date of such notice by the shareholder and by any such other shareholders and (B) be accompanied by a statement in the form of a record, executed and acknowledged by each candidate nominated by the shareholder, that the candidate agrees to be so nominated and to serve as a director of the Corporation if elected at the annual meeting.

(4) The Board of Directors, or a designated committee thereof, may reject any shareholder’s nomination of one or more candidates for election as directors if the nomination is not made pursuant to a shareholder’s notice timely given in accordance with the terms of Section 3.3(2). If the Board of Directors, or a designated committee thereof, determines that the information provided in a shareholder’s notice does not satisfy the requirements of Section 3.3(3) in any material respect, the Secretary of the Corporation shall notify the shareholder of the deficiency in the notice. The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the shareholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the shareholder, together with information previously provided, does not satisfy the requirements of Section 3.3(3) in any material respect, then the Board of Directors or such committee may reject the shareholder’s notice.

C-1

(5) Notwithstanding the procedures set forth in Section 3.3(4), if a shareholder proposes to nominate one or more candidates for election as directors at an annual meeting, and neither the Board of Directors nor any committee thereof has made a prior determination of whether the shareholder has complied with the procedures set forth in this Section 3.3 in connection with such nomination, then the chairman of the annual meeting shall determine and declare at the annual meeting whether the shareholder has so complied. If the chairman determines that the shareholder has so complied, then the chairman shall so state and ballots shall be provided for use at the meeting with respect to such nomination. If the chairman determines that the shareholder has not so complied, then, unless the chairman, in his or her sole and absolute discretion, determines to waive such compliance, the chairman shall state that the shareholder has not so complied and the defective nomination shall be disregarded.

(6) All directors of the Corporation shall be at least twenty-one years of age. Directors need not be shareholders or residents of the State of Washington. At each meeting of shareholders for the election of directors at which a quorum is present, the persons receiving a plurality of the votes cast shall be elected directors.

C-2

ANNUAL MEETING OF SHAREHOLDERS OF
RED LION HOTELS CORPORATION
May 21, 2009
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

■	20230300000000000000 4	052109

  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect two directors to the Board of Directors:

☐	FOR ALL NOMINEES	NOMINEES: O Ryland P. “Skip” Davis O Peter F. Stanton
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	RATIFICATION OF APPOINTMENT OF BDO SEIDMAN, LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009.	☐	☐	☐

3.	APPROVAL OF AMENDMENT TO 2006 STOCK INCENTIVE PLAN.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. EXCEPT AS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTORS LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AND IT WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

The Board of Directors recommends a vote FOR ALL NOMINEES listed in Proposal 1 and FOR Proposals 2 and 3.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE HEREOF.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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1	■
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
RED LION HOTELS CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.
The undersigned hereby constitutes and appoints Thomas L. McKeirnan and Anupam Narayan, and each of them, the undersigned’s true and lawful agents and proxies with full power of substitution in each, to represent and to vote, in such manner as in their discretion shall be deemed appropriate to carry out the authority as designated on the reverse side, all shares of Common Stock of Red Lion Hotels Corporation that the undersigned would be entitled to vote if present in person at the Annual Meeting of Shareholders of Red Lion Hotels Corporation to be held on Thursday, May 21, 2009, at 9:00 a.m. local time at the Red Lion Hotel at the Park, Skyline Ballroom, 303 West North River Drive, Spokane, Washington and at any adjournments thereof, on all matters that may come before the meeting, including matters incident to the conduct of the meeting and any shareholder proposal omitted from the proxy statement and this proxy pursuant to the rules of the Securities and Exchange Commission.
You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations.
(Continued and to be signed on the reverse side)

COMMENTS:

■	14475	■

ANNUAL MEETING OF SHAREHOLDERS OF
RED LION HOTELS CORPORATION
May 21, 2009

PROXY VOTING INSTRUCTIONS

INTERNET- Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.
TELEPHONE- Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

ê  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.   ê
■   20230300000000000000   4                                                            052109

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒
1.	To elect two directors to the Board of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	O O	Ryland P. “Skip” Davis Peter F. Stanton
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	RATIFICATION OF APPOINTMENT OF BDO SEIDMAN, LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009.	☐	☐	☐

3.	APPROVAL OF AMENDMENT TO 2006 STOCK INCENTIVE PLAN.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. EXCEPT AS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTORS LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AND IT WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

The Board of Directors recommends a vote FOR ALL NOMINEES listed in Proposal 1 and FOR Proposals 2 and 3.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE HEREOF.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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